Exhibit 10.1

EUR 250,000,000

Revolving Credit Facility Agreement

for

Guess Europe Sagl

arranged by

Credit Suisse (Switzerland) Ltd

and

UBS Switzerland AG

as Mandated Lead Arrangers and Joint Bookrunners

with

UBS Switzerland AG

acting as Agent

dated 5 May 2022

EUR 250,000,000

Revolving Credit Facility Agreement

Table of Contents

1.	Definitions and Interpretation	5

2.	The Facility	32

3.	Purpose	37

4.	Conditions of Utilisation	38

5.	Utilisation	39

6.	Optional Currencies	40

7.	Repayment	41

8.	Extension option	42

9.	Prepayment and Cancellation	43

10.	Rate Switch	47

11.	Interest	50

12.	Interest Periods	54

13.	Changes to the Calculation of Interest	54

14.	Fees	57

15.	Tax Gross-Up and Indemnities	59

16.	Increased Costs	65

17.	Other Indemnities	66

18.	Mitigation by the Lenders	67

19.	Costs and Expenses	68

20.	Guarantee and Indemnity	68

21.	Representations	70

22.	Information Undertakings	76

23.	Financial Covenants	82

24.	General Undertakings	82

25.	Events of Default	94

26.	Changes to the Lenders	98

EUR 250,000,000

Revolving Credit Facility Agreement

27.	Changes to the Obligors	104

28.	Role of the Agent, the Sustainability Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers	105

29.	Conduct of business by the Finance Parties	116

30.	Sharing among the Finance Parties	116

31.	Payment Mechanics	118

32.	Set-Off	122

33.	Notices and language	122

34.	Calculations and Certificates	125

35.	Partial Invalidity	126

36.	Remedies and Waivers	126

37.	Amendments and Waivers	126

38.	Confidential Information	130

39.	Confidentiality of Funding Rates	134

40.	Bail-In	136

41.	Counterparts	138

42.	Governing law and jurisdiction	138

Schedule 1: Original Lenders and Commitments		143

Schedule 2 Part I: Conditions Precedent to initial Utilisation		omitted

Schedule 2 Part II: Conditions Precedent required to be delivered by an Additional Borrower		omitted

Schedule 3: Form Utilisation Request		omitted

Schedule 4: Form Extension Request		omitted

Schedule 5: Form Increase Request		omitted

Schedule 6: Form Increase Confirmation		omitted

Schedule 7: Form Transfer Certificate		omitted

Schedule 8: Form Accession Letter		omitted

Schedule 9: Form Compliance Certificate		omitted

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Revolving Credit Facility Agreement

Schedule 10: Form Sustainability Compliance Certificate	omitted

Schedule 11: KPI Targets	144

Schedule 12: Existing Covid Loans	omitted

Schedule 13: Guarantor-Sub-Group Current Structure	omitted

Schedule 14: Timetables	omitted

Schedule 15: Reference Rate Terms	146

Schedule 16: Daily Non-Cumulative Compounded RFR Rate	omitted

Schedule 17: Cumulative Compounded RFR Rate	omitted

EUR 250,000,000

Revolving Credit Facility Agreement

This Revolving Credit Facility Agreement (the Agreement) is dated 5 May 2022 and made between:

1.

Guess Europe Sagl, a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) incorporated in and organised under the laws of Switzerland, with registered seat in Bioggio and company address at Strada Regina 44, 6934 Bioggio, Switzerland, registered with the commercial register of the Canton of Ticino under registration no. CHE-113.255.366, as company and original borrower (the Company);

2.

Guess? Europe, B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in the Netherlands and organised under Dutch law, with registered seat at Kalverstraat 41, 1012 NZ Amsterdam, The Netherlands, registered with the commercial register of the Dutch Chamber of Commerce under registration number 33277598 as guarantor (the Guarantor);

3.

Credit Suisse (Switzerland) Ltd, Paradeplatz 8, 8001 Zurich, Switzerland registered with the commercial register of the Canton of Zurich under register number CHE-166.233.400 as Mandated Lead Arranger and joint bookrunner (a Mandated Lead Arranger and Joint Bookrunner);

4.

UBS Switzerland AG, Bahnhofstrasse 45, 8001 Zurich, Switzerland registered with the commercial register of the Canton of Zurich under register number CHE-412.669.376 as Mandated Lead Arranger, joint bookrunner and agent (a Mandated Lead Arranger, Joint Bookrunner, Sustainability Coordinator and Agent); and

5.	the credit institutions listed in Schedule 1 (Original Lenders and Commitments) as lenders (the Original Lenders).

1.	Definitions and Interpretation

1.1.	Definitions

In this Agreement:

10 Non-Bank Rule means the rule that the aggregate number of Lenders under this Agreement that are not Qualifying Banks must not at any time exceed 10 (ten), all in accordance with the Guidelines.

20 Non-Bank Rule means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of the Company and each other Borrower under all its outstanding debt relevant for classification as debenture (Kassenobligation), facilities and/or private placements must not at any time exceed twenty (20), all in accordance with the meaning of the Guidelines.

Accepting Lender has the meaning given to that term in paragraph (g)(ii) of Clause 2.2 (Increase Option).

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Revolving Credit Facility Agreement

Accession Letter means a document substantially in the form set out in Schedule 8 (Form Accession Letter).

Accounting Standard means:

(a)	regarding the consolidated statements of the Group and of the Guarantor-Sub-Group, US GAAP; and

(b)	regarding the stand-alone financial statements of each Obligor: generally acceptable accounting principles in the jurisdiction of incorporation of the relevant Obligor, e.g., in Switzerland: CO.

Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 27 (Changes to the Obligors).

Additional Business Day means any day specified as such in the applicable Reference Rate Terms.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent’s Spot Rate of Exchange means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the Zurich foreign exchange market at or about 11:00 a.m. on a particular day.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means the period from and including the date of this Agreement to and including the date falling 1 (one) Month prior to the Final Maturity Date.

Available Commitment means a Lender’s Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

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Available Facility means the aggregate for the time being of each Lender’s Available Commitment.

Base Currency means EUR.

Base Currency Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is 3 (three) Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) as adjusted to reflect any repayment or prepayment of a Loan.

Baseline CAS means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

Borrower means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 27 (Changes to the Obligors).

Break Costs means any amount specified as such in the applicable Reference Rate Terms.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Zurich and:

(a)	(in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of Euro) which is a TARGET Day; and

(c)	(in relation to:

(i)	the fixing of an interest rate in relation to a Term Rate Loan;

(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(iii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

Central Bank Rate has the meaning given to that term in the applicable Reference Rate Terms.

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Central Bank Rate Adjustment has the meaning given to that term in the applicable Reference Rate Terms.

Change of Control Event means:

(a)

if a person or group of persons acting in concert (other than any Permitted Holder) acquire, directly or indirectly, gain control of the management or policies of Guess? Inc., or gain control of 50% or more of the equity securities of Guess? Inc. with entitlement to vote for members of the board of directors or equivalent governing body of Guess? Inc. on a fully-diluted basis (and taking into account all such securities that such person or persons have the right to acquire pursuant to any option right);

(b)	Guess? Inc. ceasing to hold (directly or indirectly) 100% of the shares and voting rights in the Guarantor; or

(c)	the Guarantor ceasing to hold (directly or indirectly) 100% of the shares and voting rights in the Company,

whereas acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively cooperate through acquisition of shares in Guess? Inc. by any of them, either directly or indirectly, to obtain or consolidate control of the Company.

CO means the Swiss Federal Code of Obligations (Schweizerisches Obligationenrecht, OR) of March 30, 1911 (SR 220).

Code means the US Internal Revenue Code of 1986.

Commitment means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Schedule 1 (Original Lenders and Commitments) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase Option); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase Option),

to the extent not cancelled, reduced or transferred by it under this Agreement.

Compliance Certificate means a certificate substantially in the form set out in Schedule 9 (Form Compliance Certificate).

Compounded Rate Currency means any currency which is not a Term Rate Currency.

Compounded Rate Interest Payment means the aggregate amount of interest that:

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Revolving Credit Facility Agreement

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

Compounded Rate Loan means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan.

Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Baseline CAS or Rate Switch CAS (if any).

Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Company and each Finance Party.

Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(1)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidential Information); or

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(2)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(3)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 17 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

Daily Rate means the rate specified as such in the applicable Reference Rate Terms.

Default means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Lender means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

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(i)	its failure to pay is caused by (1) administrative or technical error or (2) a Disruption Event and payment is made within 3 (three) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Dollars and USD means the lawful currency of the United States of America

Dutch Obligor means an Obligor incorporated under the laws of the Netherlands.

EBITDA means the earning from operations plus depreciation, amortisation, write-downs of goodwill, interest and taxes (but excluding initial one-off fees related to the transaction contemplated by the Finance Documents), calculated in accordance with the applicable Accounting Standard.

Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group or an Affiliate or significant shareholder of the Company and is a FATCA Exempt Party.

Euro and EUR means the single currency unit of the member states of the European Union that adopts or has adopted, and in each case continues to adopt, the Euro as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union.

Event of Default means any event or circumstance specified as such in Clause 25 (Events of Default).

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Existing Covid Loans means any existing loans granted to members of the Guarantor-Sub-Group under a Covid loan program and currently outstanding; a complete list (as of the date of this Agreement) of such existing loans is reflected in Schedule 12 (Existing Covid Loans).

Extending Lender has the meaning ascribed to such term in paragraph (a) of Clause 8.2 (Conditions of extension).

Extension Request means a notice substantially in the form set out in Schedule 4 (Form Extension Request).

Facility means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 (five) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

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Fee Letter means any letter or letters dated on or about the date of this Agreement between the Joint Bookrunners and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 14 (Fees).

Final Maturity Date means the Original Maturity Date or, in case extended under the First Extension Option, the First Extended Maturity Date or, in case further extended under the Second Extension Option, the Second Extended Maturity Date.

Finance Document means this Agreement, any Fee Letter, any Accession Letter, any Reference Rate Supplement, any Compounding Methodology Supplement, any Extension Request any Subordination Agreement and any other document designated as such by the Agent and the Company.

Finance Lease means any lease or hire purchase contract, a liability under which is, in accordance with the applicable Accounting Standard, treated as a balance sheet liability (excluding a lease or hire purchase contract which is treated as an operating lease in accordance with the applicable Accounting Standard).

Finance Party means the Agent, the Sustainability Coordinator, a Mandated Lead Arranger, a Joint Bookrunner or a Lender.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility (or dematerialised equivalent);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	(without double-counting ) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a)

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to (h) above (it being understood, for the avoidance of doubt, that any guarantee or indemnity for any obligation under a rental agreement or an operating lease agreement (to the extent such obligation does not qualify otherwise as Financial Indebtedness) would not be regarded as Financial Indebtedness).

First Extended Maturity Date means the date falling 12 (twelve) Months after the Original Maturity Date.

First Extension Option has the meaning ascribed to such term in paragraph (a) of Clause 8.1 (Exercise of extension option).

Funding Rate means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 13.4 (Cost of funds).

Group means Guess?, Inc. and each company that must be consolidated in group-wide consolidated financial statements of Guess?, Inc. pursuant to the applicable Accounting Standard.

Guarantor-Sub-Group means the Guarantor and each company that must be consolidated in consolidated financial statements of the Guarantor pursuant to the applicable Accounting Standard.

Guarantor-Sub-Group Current Structure means the structure of the Guarantor-Sub-Group as outlined in Schedule 13 (Guarantor-Sub-Group Current Structure).

Guess?, Inc. means Guess?, Inc., a Delaware corporation with corporate headquarter at 1444 South Alameda Street, Los Angeles, CA 90021, US.

Guess? Canada means Guess? Canada Corporation, a company amalgamated under the laws of the province of Nova Scotia, Canada.

Guidelines means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), guideline S-02.130.1 in relation to money market instruments and accounts receivable of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), the circular letter no. 34 in relation to customer credit balances of 26 July 2011 (Kreisschreiben Nr. 34 vom 26. Juli 2011 betreffend “Kundenguthaben”), the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax as well as Swiss stamp taxes (Kreisschreiben Nr. 15 vom 3. Oktober 2017 betreffend “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben”), the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern), the circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben

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Nr. 46 vom 24. Juli 2019 betreffend “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”) and the circular letter No. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 vom 25. Juli 2019 betreffend “Obligationen”), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

Historic Primary Term Rate means, in relation to any Term Rate Loan, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than 5 (five) Business Days before the Quotation Day.

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 6 (Form Increase Confirmation).

Increase Date has the meaning given to that term in paragraph (d) of Clause 2.2 (Increase Option).

Increase Lender has the meaning given to that term in paragraph (e) of Clause 2.2 (Increase Option).

Increase Period means the period starting on the second anniversary of the date of this Agreement and ending on the date which is 6 (six) Months prior to the Final Maturity Date.

Increase Request means a request substantially in the form set out in Schedule 5 (Form Increase Request).

Increased Costs means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

Insolvency Event in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

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(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

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(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Intellectual Property means:

(a)

any patents, trademarks, service marks, designs, business names, copyrights, database rights, source codes, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.5 (Default interest).

Interpolated Historic Primary Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a)	the most recent applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each of which is as of a day which is no more than 5 (five) Business Days before the Quotation Day.

Interpolated Primary Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Primary Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Primary Term Rate for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Primary Term Rate for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Loan,

each as of the Quotation Time.

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, contractual joint venture or partnership or any other entity.

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KPI means each of the following sustainability indicators:

(a)	KPI 1: Yearly Greenhouse Gas Emissions in MTC02e of the Group

(the overall target is to reduce Greenhouse Gas Emissions (Scope 1 + 2) compared to baseline in the financial year 2019 of 40,785 MTC02e by 50% by the financial year 2030 so that the total MTC02e is below 20,393 MTC02e)

(b)

KPI 2: Share (expressed as a percentage of the overall net weight of polyester used in products sold by the Group) of recycled or biobased polyester of global apparel (as certified by GRS, RCS, or other corresponding initiative)

(the overall target is to increase the share of recycled (as certified by GRS, RCS, or other corresponding initiative) or biobased polyester of global apparel, by weight to 100% by the financial year 2030)

(c)	KPI 3: Share of Guess Eco (expressed as a percentage of the overall Mainline goods received in logistic distribution centers of the Group)

(the overall target is to increase the penetration of Mainline sales to be greater than 50% of GUESS Eco by the financial year 2030),

whereas for purposes of this definition:

(i)	MTCO2e means metric tons of carbon dioxide equivalent;

(ii)

GRS stands for global recycle standard and is an international, voluntary, full product standard that sets requirements for third-party certification of recycled content, chain of custody, social and environmental practices and chemical restrictions and is developed and managed by the Textile Exchange;

(iii)

RCS stands for recycled clams standard and is an international, voluntary, full product standard that sets requirements for third-party certification of recycled content, chain of custody, social and environmental practices and chemical restrictions and is developed and managed by the Textile Exchange;

(iv)

Mainline stands for Mainline Collection of Guess branded clothes for adults, both women and men, that encompasses all apparel categories, from t-shirts to outerwear. Mainline excludes other Guess branded apparel categories (i.e. Kids, Athleisure, Underwear, Beachwear, Factory), other non-apparel product categories (i.e. Bags, Footwear, Small Leather Goods, Accessories, Home) and other brands (i.e. Marciano, GBG, Guess Jeans U.S.A., Guess Originals); and

(v)

Guess Eco stands for products made using more sustainable materials and processes that satisfy minimum requirements as defined in the internal Guess ECO guidelines for the given year of development and qualifies to be marketed as the more sustainable

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product range by Guess. The Guess ECO guideline valid as of the date of this Agreement has been separately delivered to Agent—it remains subject to yearly updates to be communicated by Company to the Agent from time to time, provided that such updates shall be made in the ordinary course of developing the guideline and not for purposes of improving the relevant KPI.

KPI Achievement means that the KPI Score of a KPI for any financial year of the Company is equal to or exceeds the KPI Target in respect of such KPI.

KPI Score means the value of each KPI as reported in the Sustainability Report and as reflected in the Sustainability Compliance Certificate.

KPI Target means in relation to each KPI and each financial year of the Company the value set out as the KPI Target in Schedule 11 (KPI Targets).

Legal Reservations means:

(a)

the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b)

the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void on the grounds of applicable mandatory laws, defences of set off or counterclaim;

(c)	the general principle of equity (Treu und Glauben) or similar principles under the laws of any applicable jurisdiction; and

(d)

the qualifications as to matters of laws of general application that are referred to in the legal opinions delivered in accordance with Clause 4.1 (Initial conditions precedent) or Clause 27 (Changes to the Obligors).

Lender means:

(a)	any Original Lender; and

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase Option), Clause 2.3 (Increase following repayment and/or cancellation) or Clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

Leverage Ratio means:

(a)	Total Senior Debt of the Guarantor-Sub-Group as determined on a consolidated basis in accordance with the applicable Accounting Standard.

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divided by

(b)	EBITDA of the Guarantor-Sub-Group as determined on a consolidated basis in accordance with the applicable Accounting Standard.

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

Lookback Period means the number of days specified as such in the applicable Reference Rate Terms.

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2⁄3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of the Total Commitments immediately prior to the reduction).

Management means two authorised signatories of the Company or the Guarantor (as applicable) who are involved with the financial or operational duties and responsibilities of the Group (one of which must be the Vice President Finance International of the Company (or any of its successors with a similar title or position within the Company) or his deputy).

Margin means in relation to any Loan, the rate per annum set out in Clause 11.3 (Calculation of Margin).

Market Disruption Rate means the rate (if any) specified as such in the applicable Reference Rate Terms.

Material Adverse Effect means a material adverse effect on:

(a)	the business, operations, assets, or financial condition of the Obligors or the Group;

(b)	the ability of an Obligor to perform its obligations under the Finance Documents; or

(c)	the validity and enforceability of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Material Group Company means:

(a)	each Obligor;

(b)	any Subsidiary of the Guarantor (excluding any Subsidiary of the Guarantor incorporated in Portugal, Canary Islands or Mexico):

(i)	whose EBITDA (calculated on a non-consolidated basis) accounts for at least 5.0% of the consolidated EBITDA of the Guarantor-Sub-Group and as of the last day of each financial year; or

(ii)	whose assets (calculated on a non-consolidated basis and excluding net intercompany receivables/payables and investments in

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Subsidiaries) account for at least 5.0% of the consolidated total assets of the Guarantor-Sub-Group and as of the last day of each financial year; or

(c)	any Subsidiary of the Guarantor that must be designated as Material Group Company as contemplated in paragraph (c)(ii) of Clause 22.2 (Compliance Certificate); and

(d)	any other Subsidiary of the Guarantor that is designated by the Company as a Material Group Company.

Month means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.

New Lender has the meaning given to that term in Clause 26 (Changes to the Lenders).

Non-Bank-Rules means the 10-Non-Bank Rule and the 20-Non-Bank Rule.

Non-Extending Lender has the meaning ascribed to such term in paragraph (a) of Clause 8.2 (Conditions of extension).

Obligor means a Borrower or the Guarantor.

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

Original Maturity Date means the fifth anniversary of the date of this Agreement.

Original Borrower means the Company.

Original Financial Statements means:

(a)	in relation to the Group, its audited consolidated financial statements for the financial year ended on 30 January 2021;

(b)

in relation to the Guarantor-Sub-Group, its non-audited consolidated financial statements for the financial year ended on 30 January 2021 in form and substance delivered to the Agent prior to the date of this Agreement; and

(c)	in relation to the Guarantor and the Company, its stand-alone audited financial statements for the financial year ended on 30 January 2021.

Original Obligor means the Original Borrower and the Guarantor.

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Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

Permitted Acquisition means any acquisition of a target (including by way of merger, transfer or acquisition of assets and assumptions of liability (including by way of Vermögensübertragung) or in the form of a Joint Venture) entered into by the Company or any member of the Guarantor-Sub-Group as purchaser, provided that:

(a)	the purchase price or enterprise value (in the case of a merger or Joint Ventures) of the transaction does not exceed EUR 250,000,000 (or the equivalent in any other currency) per transaction;

(b)

the purchase prices or enterprise values (in case of mergers or Joint Ventures) of all transactions during the lifetime of this Agreement do not exceed EUR 750,000,000 in aggregate (or the equivalent in any other currency);

(c)

the company acquired, merged or which is subject to the Joint Venture will become a Subsidiary of the Guarantor and will be consolidated (if required under the Accounting Standard) in the consolidated financial statements of the Guarantor-Sub-Group;

(d)	the company or business to be acquired or merged is engaged in a business that operates in the same industry as the Guarantor-Sub-Group;

(e)	the company or business to be acquired or merged is domiciled in a country that is not a Restricted Country;

(f)	the company or business to be acquired or merged will have, as from the date which is 24 (twenty-four) fiscal months following the transaction, a projected positive EBITDA in the business plan; and

(g)

no Event of Default is continuing on the contract date for the acquisition or merger and no Event of Default would occur or could reasonably be expected to occur as a result of the acquisition or merger following the date of closing of such transaction.

Permitted Holders means collectively, Paul Marciano, Maurice Marciano and their respective heirs and estates, and any foundation, trust or other legal entity controlled directly and/or indirectly by any of the foregoing or pursuant to which any of the foregoing entities would be deemed to have beneficial ownership of Guess?, Inc. shares.

PPL means the subordinated loan granted by Guess?, Inc. to the Company in an amount of USD 191,273,260.83 as of the date of this Agreement.

PPL Agreement means the subordinated loan agreement under which the PPL is granted, dated 1 December 2020.

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Primary Term Rate means the rate specified as such in the applicable Reference Rate Terms.

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Qualifying Bank means:

(a)	any bank as defined in the Swiss Federal Banking Act; or

(b)

any person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Guidelines.

Quarter Date means the Saturday nearest to the 30 April, 31 July, 31 October and 31 January of each year.

Quasi Security has the meaning ascribed to such term in Clause 24.3 (Negative pledge).

Quotation Day means the day specified as such in the applicable Reference Rate Terms.

Quotation Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

Quoted Tenor means, in relation to a Primary Term, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

Rate Switch CAS means, in relation to any Loan or Unpaid Sum in a Rate Switch Currency which is or becomes a “Compounded Rate Loan” pursuant to Clause 10 (Rate Switch), any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

Reference Rate Supplement means, in relation to any currency, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

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(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Company and each Finance Party.

Reference Rate Terms means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 15 (Reference Rate Terms) or in any Reference Rate Supplement.

Related Fund in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Market means the market specified as such in the applicable Reference Rate Terms.

Repeating Representations means each of the representations set out in Clauses 21.1 (Status) through 21.7 (Deduction of Tax), Clause 21.9 (No filing or stamp taxes), Clause 21.12 (No misleading information), Clause 21.14 (Intellectual Property), Clause 21.16 (No proceedings), Clause 21.23 (Use of proceeds) and Clause 21.24 (Sanctions).

Reporting Day means the day (if any) specified as such in the applicable Reference Rate Terms.

Reporting Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Restricted Country means any country or region subject from time to time to any sanctions and/or trade embargos administrated by any Sanctioning Authority.

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Currently these are Cuba, Iran, North Korea, Syria, Venezuela, Sudan, South Sudan, Crimea, Donetsk and Luhansk.

Restricted Person means a person, entity, or any other party, including, without limitation, official or de facto authorities (a) located, domiciled, resident, incorporated or operating in a Restricted Country, or (b) subject to any sanctions lists administrated by any Sanctioning Authority, or (c) owned or controlled by a person, entity or any other party as defined in (a) and (b) hereinbefore.

RFR means the rate specified as such in the applicable Reference Rate Terms.

RFR Banking Day means any day specified as such in the applicable Reference Rate Terms.

Rollover Loan means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)	in the same currency as the maturing Loan (unless arising as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Loan.

Sanctioning Authority means any authority issuing and/or administrating sanctions and embargos in the United Nations, the European Union, Switzerland (e.g. the State Secretariat for Economic Affairs of Switzerland (SECO) and / or the Directorate of Public International Law (DIL)), the United Kingdom (e.g. Her Majesty’s Treasury of the United Kingdom), the United States of America (e.g. the Office of Foreign Asset Control of the US Department of Treasury) and any authority issuing and/or administrating sanctions and embargos in any other applicable country notified from time to time by a Lender for the purpose of this definition.

Second Extended Maturity Date means the date falling 24 (twenty-four) Months after the Original Maturity Date.

Second Extension Option has the meaning ascribed to such term in paragraph (b) of Clause 8.1 (Exercise of extension option).

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Shortfall has the meaning given to that term in paragraph (g) of Clause 2.2 (Increase Option).

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Specified Time means a day or time determined in accordance with Schedule 14 (Timetables).

Subordination Agreement means a Swiss law governed agreement in a form satisfactory to the Agent between:

(a)

any lender (other than a member of the Guarantor-Sub-Group) of the Company or of any other member of the Guarantor-Sub-Group as subordinating party and (except for the Subordination Agreement relating to the PPL) assignor;

(b)	the Company and, if relevant, the respective other member of the Guarantor-Sub-Group as borrower; and

(c)	the Agent, acting in its own name but as fiduciary of the other Finance Parties,

regarding the subordination of Financial Indebtedness and (except for the Subordination Agreement relating to the PPL) regarding the assignment for security purposes of Financial Indebtedness.

Subordinated Financial Indebtedness means Financial Indebtedness that is the subject of a Subordination Agreement.

Subsidiary means at the relevant time of determination, an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 (fifty) % of the voting rights or similar right of ownership or which needs to be consolidated in group-wide financial statements pursuant to the Accounting Standards; and “control” for the purpose of this definition means the direct or indirect power to direct the management and the policies of the entity whether through the ownership of voting rights, direct or indirect representation on the board or the senior management of the entity, by contract or otherwise.

Sustainability Compliance Certificate means a certificate substantially in the form of Schedule 10 (Form Sustainability Compliance Certificate).

Sustainability Margin Adjustment has the meaning ascribed to such term in paragraph (d) of Clause 11.3 (Calculation of Margin).

Sustainability Report means the sustainability report and the interim sustainability report as described in and to be delivered in accordance with paragraph (a)(i) of Clause 22.4 (Sustainability reporting).

Swiss Federal Banking Act means the Swiss Federal Banks and Savings Institutions Act (Bankengesetz) of 8 November 1934 (SR 952.0).

Swiss Federal Tax Administration means the Swiss federal tax administration referred to in article 34 of the Swiss Withholding Tax Act.

Swiss Withholding Tax means any tax imposed under the Swiss Withholding Tax Act.

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Swiss Withholding Tax Act means the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz vom 13. Oktober 1965 über die Verrechnungssteuer) (SR 642.21).

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

TARGET Day means any day on which TARGET2 is open for the settlement of payments in EUR.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 15.1 (Tax gross-up) or a payment under Clause 15.2 (Tax indemnity).

Term Rate Currency means:

(a)	EUR; and

(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

Term Rate Loan means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become a “Compounded Rate Loan” pursuant to Clause 10 (Rate Switch).

Term Reference Rate means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 13.1 (Interest calculation if no Primary Term Rate);

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

Total Commitments means the aggregate of the Commitments, being EUR 250,000,000 at the date of this Agreement.

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Total Senior Debt means all Financial Indebtedness (including obligations under Finance Lease arrangements, but, for the avoidance of doubt, excluding obligations under operating lease agreements), excluding Subordinated Financial Indebtedness.

Transfer Certificate means a certificate substantially in the form set out in Schedule 7 (Form Transfer Certificate) or any other form agreed between the Agent and the Company.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Transfer Certificate.

Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US means the United States of America.

US ABL Credit Facility means the loan, guaranty and security agreement dated 23 June 2015 and entered into between, among others, Guess?, Inc., certain subsidiaries of Guess?, Inc., including Guess? Canada, the lenders party thereto from time to time, and Bank of America, N.A., as agent for the lenders named therein, as amended, restated or otherwise modified from time to time and any replacement agreement refinancing the same.

US ABL Credit Facility Related Sub-Licenses means the non-exclusive sub-licenses existing as of the date of this Agreement (as amended or supplemented as contemplated therein or replacements of such sub-licenses, in each case provided that the scope of the existing sub-licences is not expanded) granted by the Company, Guess Global Holding LLC and/or the Guarantor to Bank of America, N.A., as agent under the US ABL Credit Facility (or any replacement agent), which are limited to the granting of the non-exclusive right to use certain Intellectual Property for purposes only of allowing the agent to enforce (and market, sell and collect receivables arising from) the tangible collateral granted under the US ABL Credit Facility.

US Master Licence Agreement means the master licence agreement between Guess?, Inc. and Guess? IP Holder L.P. (a Delaware limited partnership) each as licensor and the Company as licensee, originally entered into between Guess?, Inc. and Guess? IP Holder L.P. each as licensor and the Guarantor as licensee, originally dated 10 September 2021 together with the tripartite transfer of IP license agreement between the Guarantor, Daniela Fiorillo and the Company, dated 9 September 2021 and the pertaining assignment agreement, dated 23 September 2021, as amended, restated or otherwise modified from time to time.

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US Tax Obligor means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

Utilisation means a utilisation of the Facility.

Utilisation Date means the date of a Utilisation, being the date on which a Loan is to be made.

Utilisation Request means a notice substantially in the form set out in Schedule 3 (Form Utilisation Request).

VAT means:

(a)	any tax imposed based on the Swiss Federal Act on Value Added Tax of 12 June 2009 (Bundesgesetz über die Mehrwertsteuer), together with the related ordinances, regulations and guidelines;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

1.2.	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the Agent, the Sustainability Coordinator, any Mandated Lead Arranger, any Joint Bookrunner, any Finance Party, any Lender, any Obligor, any Borrower, any Guarantor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)

a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

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(iv)	a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	a group of Lenders includes all the Lenders;

(vi)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)

a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(viii)

a regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law, an act, an ordinance or any other regulation is a reference to that provision, act, ordinance or other regulations as amended or re-enacted from time to time; and

(x)	a time of day is a reference to Zurich time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

(e)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

(iii)	and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

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(f)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(g)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(i)	Schedule 15 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement.

(h)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 16 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 17 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

(i)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.3.	Dutch terms

Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Dutch Obligor, a reference to:

(a)

works council means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over that Dutch Obligor;

(b)

a necessary action to authorise includes any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) and obtaining an unconditional positive advice (advies) from the competent works council(s);

(c)

constitutional documents means the deed of incorporation (akte van oprichting), articles of association (statuten), and an up-to-date extract of the Trade Register of the Dutch Chamber of Commerce relating to the Dutch Obligor;

(d)	a winding-up, administration or dissolution includes the Dutch Obligor being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(e)	a moratorium includes (voorlopig) surseance van betaling and a moratorium is declared includes (voorlopige) surseance verleend;

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(f)

any procedure or step taken in connection with insolvency proceedings includes the Dutch Obligor having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(g)	a liquidator includes curator or a beoogd curator;

(h)	an administrator” includes a bewindvoerder or a beoogd bewindvoerder;

(i)

a security interest or security includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), and any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); and

(j)	an attachment includes a conservatoir beslag or executoriaal beslag.

2.	The Facility

2.1.	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2.	Increase Option

(a)

The Company may, during the Increase Period, by delivery to the Agent of a duly completed Increase Request, request an increase of the Total Commitments (such increase, upon its effectiveness, an Additional Commitment) in the aggregate maximum amount of up to EUR 100,000,000.

(b)	During the term of this Agreement, no more than 2 (two) Increase Requests can be submitted, each in an amount of no less than EUR 25,000,000.

(c)	An Increase Request is irrevocable and will not be regarded as having been duly completed and shall have no effect unless it complies with the requirements of this Clause 2.2 (Increase Option).

(d)

The proposed date of the increase in the Total Commitments must be a Business Day falling not less than 20 (twenty) Business Days after the date of the Increase Request within the Increase Period (the Increase Date).

(e)	Promptly following receipt of an Increase Request from the Company, upon notice by the Agent, each Lender shall have the right, but not the

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obligation, within 15 (fifteen) Business Days, to confirm (on a credit-approved basis) the maximum amount of the requested Additional Commitment it is prepared to make available which, for the avoidance of doubt, may be more or less than its pro rata share of the Additional Commitment (calculated as the proportion of that Lender’s Commitment to the Total Commitment) (each Lender that agrees to assume a Commitment in accordance with this Clause 2.2 (Increase Option) is an Increase Lender).

(f)

If all Lenders confirm that they are willing to participate in the increase requested in the Increase Request in an amount that is not less than their pro rata share, all Lenders have the right to participate in the increase requested in the Increase Request pro rata to their share in the Total Commitments.

(g)	If:

(i)

one or more of the Lenders confirm that they are not willing to provide any amount of the requested Additional Commitment or less than its pro rata share or fails to respond to the Borrower within the period referred to in paragraph (e) above (the relevant amount being a Shortfall); and

(ii)	pursuant to paragraph (e) above one or more of the other Lenders (each an Accepting Lender) confirms that it is willing to provide more than its pro rata share of the Additional Commitment,

the Agent shall allocate the Shortfall to the Accepting Lenders:

(1)	first, to each Accepting Lender in each case up to the maximum amount specified by that Accepting Lender pursuant to paragraph (e) above; and

(2)

if any balance of the Shortfall remains after paragraph (1) above, to any Accepting Lender which has confirmed under paragraph (e) above that it is prepared to make available an amount of the Additional Commitment sufficient to satisfy the Shortfall.

(h)

If, notwithstanding paragraph (g) above, the Increase Lenders (when taken together) have not offered to make available the whole of the requested Additional Commitment, then the Company may, subject to compliance with the Non-Bank Rules, offer the Shortfall that remains in respect of the proposed Additional Commitment to an Eligible Institution (any such entity agreeing (on a credit approved basis) to assume the Shortfall in a Commitment being an Additional Lender), provided that such Additional Lender is reasonably acceptable to the Agent; neither the Agent nor any Lender shall have any obligation to find an Additional Lender.

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(i)

The Company may not offer terms to any proposed Additional Lender which are more favourable (including, without limitation, in respect of any fees payable in respect thereof) than those proposed by an Increase Lender.

(j)	Following the process specified in paragraphs (b) to (e) above, the Additional Commitment will be provided:

(i)	if some or all of the Lenders agreed to be Increase Lenders in amounts sufficient to fulfil the Additional Commitment, by the Increase Lenders; and/or

(ii)	if some or all of the Lenders did not agree to be Increase Lenders in amounts sufficient to fulfil the Additional Commitment by the Additional Lenders,

in each case, confirmed by the Company to the Agent as being accepted by it.

(k)	The amount of the Total Commitment shall be increased on the Increase Date (specified by the Company in the Increase Request) by the amount of the Additional Commitment, provided that:

(i)

the Company has delivered to the Agent a certificate, dated as of the Increase Date, signed by the Management, confirming that utilising the relevant Additional Commitment in full would not breach any borrowing limit on the Borrower and such increase shall not cause any guarantee limit applicable to the Guarantor to be breached;

(ii)	the Agent has received, for each Additional Lender (if any) and Increase Lender, a duly completed Increase Confirmation;

(iii)

in relation to an Additional Lender, the Agent has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the Additional Commitment by that Additional Lender, the completion of which the Agent shall promptly notify to the Company and the Additional Lender; and

(iv)	no Default is continuing on the Increase Date and no Default will occur as a result of the Additional Commitment being made available.

(l)	On the Increase Date, provided that the conditions set out in paragraphs (a) through (j) above have been met:

(i)

the Obligors and each Additional Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligor and each Additional Lender would have assumed and/or acquired had that Additional Lender been an Original Lender;

(ii)	each Additional Lender shall become a party as a Lender and each Additional Lender and each of the Finance Parties shall assume

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obligations towards one another and acquire rights against one another as that Additional Lender and those Finance Parties would have assumed and/or acquired had that Additional Lender been an Original Lender; and

(iii)	the Commitments of the other Lenders shall continue in full force and effect and (if applicable) increased pursuant to this Clause 2.2 (Increase Option).

(m)	Each Additional Commitment will be provided and borrowed under the terms and conditions set out in this Agreement.

(n)	Nothing in this Clause 2.2 (Increase Option) shall oblige any Lender to increase its Commitment at any time.

(o)

The Lenders hereby authorise the Agent to execute the necessary documents (in particular any Increase Confirmation) to ensure that the Additional Commitment of the Additional Lenders or the Increase Lenders, as the case may be, are assumed in accordance with this Clause 2.2 (Increase Option).

(p)	Each Obligor confirms:

(i)	the authority of it and its Subsidiaries to request and implement the increase of the Commitments in accordance with the procedures and up to the amounts permitted by this Agreement; and

(ii)

that all its guarantee and indemnity obligations as set out in Clause 15 (Tax Gross-Up and Indemnities), Clause 16 (Increased Costs), Clause 17 (Other Indemnities) and (in the case of the Guarantor) Clause 20 (Guarantee and Indemnity) or any other Clause or any other Finance Document will extend to include the Additional Commitment of the Additional Lenders or the Increase Lenders, as the case may be, that are committed in accordance with this Clause 2.2 (Increase Option).

(q)	The Company shall pay to the Agent (for the account of the Accepting Lenders) an increase fee as agreed in the relevant Fee Letter.

2.3.	Increase following repayment and/or cancellation

(a)

The Company may by giving prior notice to the Agent by no later than the date falling 5 (five) Business Days after the effective date of a cancellation of the Commitment of a Lender in accordance with:

(i)	Clause 9.1 (Illegality); or

(ii)	paragraph (a) of Clause 9.6 (Right of replacement or repayment and cancellation in relation to a single Lender),

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request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitment so cancelled as follows.

(b)	Upon submission of a request by the Company in accordance with paragraph (a) above, the provisions of Clause 2.2 (Increase Option) will apply mutatis mutandis; for the avoidance of doubt:

(i)	paragraph (q) of Clause 2.2 (Increase Option) shall not be applicable; and

(ii)

Clause 26.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 (Increase following repayment and/or cancellation) in relation to an Increase Lender as if references in that Clause to:

(iii)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(iv)	the “New Lender” were references to that “Increase Lender”; and

(v)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4.	Finance Parties’ rights and obligations

(a)

The obligations of each Lender under the Finance Documents are several and not joint and the Lenders explicitly waive, and the other Parties acknowledge and agree that there shall not be, joint and several liabilities (Solidarhaftung) provided for in article 544 CO. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Lender is responsible for the obligations of any other Lender under the Finance Documents and no Lender may be held responsible for any failure of any other Lender to perform its obligations under the Finance Documents.

(b)

The Lenders do not form a community of creditors (Gläubigergemeinschaft) and are neither joint and several creditors (Solidargläubiger) nor joint creditors (Gesamtgläubiger). The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt. Each Lender may, except as otherwise provided in the Finance Documents, separately enforce its rights under the Finance Documents, provided that if any Lender commences proceedings in respect of the Finance Documents, it shall promptly notify the other Lenders.

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2.5.	Obligors’ Agent

(a)

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter appoints the Company to act as its direct representative (direkter Stellvertreter) in its name and for its account (including as a representative of several parties (Mehrfachvertretung) or self-dealing (Selbstkontrahieren)) in relation to the Finance Documents and authorizes:

(i)

the Company on its behalf to supply all information concerning itself contemplated by any Finance Document to the Finance Parties and to sign and give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect such Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case each Obligor shall be bound as though such Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication; any revocation of such authorization, or resignation by, the Company shall only be binding on the Finance Parties upon written notice to the Agent.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Company or given to the Company under any Finance Document on behalf of another Obligor or in connection with any Finance Document shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

3.	Purpose

(a)

Each Borrower shall apply all amounts borrowed by it under the Facility towards general corporate and working capital purposes of the Guarantor-Sub-Group, including Permitted Acquisitions and refinancing of existing Financial Indebtedness.

(b)	No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

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4.	Conditions of Utilisation

4.1.	Initial conditions precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Schedule 2 Part I (Conditions precedent to initial Utilisation) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2.	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)

the Repeating Representations to be made by each Obligor are true in all material respects (such general qualification as to materiality does, however, not apply in case the Repeating Representation itself is already qualified by materiality).

4.3.	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and on the Utilisation Date for that Loan;

(ii)

it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan; for the avoidance of doubt, as of the date of this Agreement, no currency has been approved as Optional Currency by the Agent (acting on the instructions of all the Lenders); and

(iii)	there are Reference Rate Terms for that currency.

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(b)	If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4.	Maximum number of Loans

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 (ten) Loans would be outstanding.

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4 (Maximum number of Loans).

5.	Utilisation

5.1.	Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2.	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 12 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3.	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of EUR 3,000,000 or, if less, the Available Facility; or

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(ii)

if the currency selected is an Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4.	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met and subject to Clause 7.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 31.1 (Payments to the Agent), in each case by the Specified Time.

5.5.	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	Optional Currencies

6.1.	Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

6.2.	Unavailability of a currency

If before the Specified Time:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it; or

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(c)

UniCredit S.p.A. as Lender (or any of its Affiliates that became a Lender after the date of this Agreement) notifies the Agent that it (acting in its sole discretion) does not want to participate in a Loan in the proposed Optional Currency, the Agent will give notice to the relevant Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 6.2 (Unavailability of a currency) will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3.	Participation in a Loan

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

7.	Repayment

7.1.	Repayment of Loans

(a)	Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)

Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower (A) on the same day that a maturing Loan is due to be repaid by that Borrower, (B) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)) and (C) in whole or in part for the purpose of refinancing the maturing Loan and (D) the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(i)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans

(1)	the relevant Borrower will only be required to make a payment under Clause 31.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)	each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the

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maturing Loan and that Lender will not be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(ii)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans

(1)	the relevant Borrower will not be required to make a payment under Clause 31.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

8.	Extension option

8.1.	Exercise of extension option

(a)

The Borrower may request that the Original Maturity Date be extended to the First Extended Maturity Date (the First Extension Option) by delivery to the Agent of an Extension Request not earlier than the date which is 18 (eighteen) Months after the date of this Agreement and no later than the date which is 2 (two) Months prior to the 2nd anniversary of the date of this Agreement.

(b)

Subject to the First Extension Option having been exercised and granted, the Borrower may request that the First Extended Maturity Date be extended to the Second Extended Maturity Date (the Second Extension Option) by delivery to the Agent of an Extension Request not earlier than the date which is 30 (thirty) Months after the date of this Agreement and no later than the date which is 2 (two) Months prior to the 3rd anniversary of the date of this Agreement.

(c)	An Extension Request is irrevocable and will not be regarded as having been duly completed and shall have no effect unless it complies with the requirements of this Clause 8 (Extension option).

(d)	The Agent must promptly notify the Lenders of any Extension Request received from the Borrower.

8.2.	Conditions of extension

(a)

Within 20 (twenty) Business Days of being notified by the Agent of the relevant Extension Request, each Lender shall notify the Agent of its decision whether or not to consent to the Extension Request. Any Lender

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who consents to the Extension Request shall, for the purposes of that extension, be deemed an Extending Lender and any Lender who fails or refuses to consent to the Extension Request shall, for the purposes of that extension, be deemed a Non-Extending Lender.

(b)	The acceptance of an Extension Request in relation to the extension of the Original Maturity Date or the First Extended Maturity Date (as applicable) shall be at the sole discretion of each Lender.

(c)	Promptly upon the lapse of the period set out in paragraph (a) above, the Agent must notify the Borrower and the Lenders, whether or not all the Lenders have accepted the Extension Request.

(d)

In relation to any Non-Extending Lender, the relevant Borrower shall repay any amount outstanding and owed to such Lender under this Agreement on the Original Maturity Date, or, if applicable, the First Extended Maturity Date, and on the same date the Commitment of such Lender shall be reduced to zero.

(e)	The Original Maturity Date or the First Extended Maturity Date (as applicable) shall only be extended to the First Extended Maturity Date or the Second Extended Maturity Date (as applicable), if:

(i)	The aggregate Commitments held by the Extending Lenders or any Lender replacing a Non-Extending Lender is 80% or more of the Total Commitments;

(ii)	the Borrower has paid an extension fee as provided for in paragraph (f) below; and

(iii)	no Default is continuing on the Original Maturity Date or the First Extended Maturity Date (as applicable) that is extended.

(f)

The Borrower shall pay to the Agent (on the account of the Extending Lenders) an extension fee to be negotiated and agreed in a separate fee letter prior to the extension of the Original Maturity Date or the First Extended Maturity Date (as applicable).

9.	Prepayment and Cancellation

9.1.	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

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(b)	upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of 9.6 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.

9.2.	Change of control

If a Change of Control Event occurs:

(a)	the Company shall promptly notify the Agent upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(c)

if a Lender so requires and notifies the Agent within 10 (ten) Business Days of the Company notifying the Agent of the event, the Agent shall, by not less than 10 (ten) Business Days’ notice to the Company, cancel the Available Commitment of that Lender and declare the participation of that Lender in all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon such Available Commitments will be immediately cancelled, the Commitment of that Lender shall immediately cease to be available for further utilisation and all such Loans, accrued interest and other amounts shall become immediately due and payable for prepayment.

9.3.	Amendment of US Master Licence Agreement

If the US Master Licence Agreement:

(a)

is, for whatever reason (including as a consequence of insolvency or similar events in relation to Guess?, Inc.) terminated, amended, restated or otherwise modified (including, without limitation, amendments to section 3.2 thereof which relates the consideration) without the consent of the Majority Lenders, which shall not be unreasonably withheld; and/or

(b)	ceases to be legal valid and binding in accordance with its terms for whatever reason (including as a consequence of insolvency or similar events in relation to Guess?, Inc.),

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all Commitments will be immediately cancelled and all Loans, accrued interest and other amounts shall become immediately due and payable for prepayment.

9.4.	Voluntary cancellation

The Company may, if it gives the Agent not less than 5 (five) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 3,000,000) of the Available Facility. Any cancellation under this Clause 9.4 (Voluntary cancellation) shall reduce the Commitments of the Lenders rateably.

9.5.	Voluntary prepayment of Loans

The Borrower to which a Loan has been made may, if it gives the Agent not less than:

(a)	in the case of a Term Rate Loan, 5 (five) Business Days’ (or such shorter period as the Lenders may agree) prior notice; or

(b)	in the case of a Compounded Rate Loan, 5 (five) RFR Banking Days’ (or such shorter period as the Lenders may agree) prior notice,

prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of EUR 3,000,000).

9.6.	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 15.1 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 15.2 (Tax indemnity) or Clause 16.1 (Increased Costs); or

(iii)	any Lender becomes a Defaulting Lender,

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues or the relevant Lender continuing to be a Defaulting Lender, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment of that Lender shall be immediately reduced to zero.

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(c)

On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with Clause 9.1 (Illegality) to any Lender,

the Company may on 10 (ten) Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 26.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

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9.7.	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 9 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and/or work fee in accordance with Clause 14.6 (Work fee), without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)

Subject to Clause 2.2 (Increase Option) and Clause 2.3 (Increase following repayment and/or cancellation), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 9 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)

If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

9.8.	Application of prepayments

Any prepayment of a Loan pursuant to Clause 9.5 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender’s participation in that Loan.

10.	Rate Switch

10.1.	Switch to Compounded Reference Rate

Subject to Clause 10.2 (Delayed switch for existing Term Rate Loans), on and from the Rate Switch Date for a Rate Switch Currency:

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(a)	use of the Compounded Reference Rate will replace the use of the Term Reference Rate for the calculation of interest for Loans in that Rate Switch Currency; and

(b)	any Loan or Unpaid Sum in that Rate Switch Currency shall be a “Compounded Rate Loan” and Clause 11.2 (Calculation of interest – Compounded Rate Loans) shall apply to each such Loan or Unpaid Sum.

10.2.	Delayed switch for existing Term Rate Loans

If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Loan in that currency that Loan shall continue to be a Term Rate Loan for that Interest Period and Clause 11.1 (Calculation of interest – Term Rate Loans) shall continue to apply to that Loan for that Interest Period.

10.3.	Notifications by Agent

(a)	Following the occurrence of a Rate Switch Trigger Event for a Rate Switch Currency, the Agent shall:

(i)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Company and the Lenders of that occurrence; and

(ii)	promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Company and the Lenders of that date.

(b)	The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the Company and the Lenders of that occurrence.

10.4.	Rate switch definitions

In this Agreement:

Rate Switch Currency means a Term Rate Currency:

(a)	which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and

(b)	for which there are Reference Rate Terms applicable to Compounded Rate Loans.

Rate Switch Date means:

(a)	in relation to a Rate Switch Currency any Rate Switch Trigger Event Date, for that Rate Switch Currency; or

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(b)	in relation to a Rate Switch Currency which:

(i)	becomes a Rate Switch Currency after the date of this Agreement; and

(ii)	for which there is a date specified as the “Rate Switch Date” in the applicable Reference Rate Terms,

that date.

Rate Switch Trigger Event means:

(a)	in relation to any Rate Switch Currency and the Primary Term Rate applicable to Loans in that Rate Switch Currency:

(i)

(1)	the administrator of that Primary Term Rate or its supervisor publicly announces that such administrator is insolvent; or

(2)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Primary Term Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Primary Term Rate;

(ii)

the administrator of that Primary Term Rate publicly announces that it has ceased or will cease to provide that Primary Term Rate for any Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Primary Term Rate for that Quoted Tenor;

(iii)	the supervisor of the administrator of that Primary Term Rate publicly announces that such Primary Term Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or

(iv)	the administrator of that Primary Term Rate or its supervisor publicly announces that that Primary Term Rate for any Quoted Tenor may no longer be used; and

(b)

the supervisor of the administrator of that Primary Term Rate publicly announces or publishes information stating that that Primary Term Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor);

Rate Switch Trigger Event Date means, in relation to a Rate Switch Currency:

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(a)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (a)(i) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate ceases to be published or otherwise becomes unavailable;

(b)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraphs (a)(ii), (a)(iii) or (a)(iv) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; and

(c)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (b) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Primary Term Rate).

11.	Interest

11.1.	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term Reference Rate.

11.2.	Calculation of interest – Compounded Rate Loans

(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)

If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

11.3.	Calculation of Margin

(a)	Until submission of the Compliance Certificate and the financial statements of the Company (on a consolidated basis) as of 30 April 2022, the Margin shall be equal to 1.00% p.a.

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(b)

Thereafter, the Margin shall be determined quarterly based on the most recent Compliance Certificate and the financial statements of the Guarantor-Sub-Group (on a consolidated basis) delivered to the Agent in accordance with Clause 22.1 (Financial statements) and Clause 22.2 (Compliance Certificate) respectively (covering the last 12 (twelve) Months) as follows (subject to paragraph (d) below):

Leverage Ratio for interest calculation	Margin
> 2.00x	1.20% p.a.
< 2.00x > 1.00x	1.00% p.a.
< 1.00x	0.85% p.a.

(c)

Any increase or decrease in the Margin pursuant to paragraph (b) above shall apply (i) to any new Loan with a Utilisation Date after the date which is the fifth Business Day after receipt by the Agent of the relevant Compliance Certificate and (ii) for the commitment fee, immediately as from the date which is the fifth Business Day after receipt by the Agent of the relevant Compliance Certificate.

(d)	The Margin calculated as per paragraph (a) or (b) above shall be increased or decreased (the Sustainability Margin Adjustment) depending on the number of KPI Achievements in any financial year:

Number of KPI Achievements	Margin adjustment
3	-0.050	% p.a.
2	-0.025	% p.a.
1	+0.025	% p.a.
0	+0.050	% p.a.

(e)

Any Sustainability Margin Adjustment as per paragraph (d) above shall apply as from the date which is the fifth Business Day after receipt by the Agent of the relevant Sustainability Report and Sustainability Compliance Certificate (i) to any new Loan with a Utilisation Date after such date and (ii) for the commitment fee, immediately as from such date until the date which is the fifth Business Day after receipt by the Agent of the next Sustainability Report and next Sustainability Compliance Certificate for the next financial year; at that point in time, the Margin as per paragraph (a) or (b) above shall be newly increased or decreased by the Sustainability Margin Adjustment (i.e. the Sustainability Margin Adjustments of any previous year will not be cumulated).

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(f)

If for any financial year, the Sustainability Compliance Certificate and/or the Sustainability Report has not been delivered by its due date, the relevant Sustainability Margin Adjustment will be calculated as if no KPI Achievement had occurred until the date on which the relevant (or the next) Sustainability Compliance Certificate and Sustainability Report are delivered.

11.4.	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

11.5.	Default interest

(a)

Upon the occurrence and during the continuance of an Event of Default pursuant to Clause 25.1 (Non-payment), Clause 25.6 (Insolvency), Clause 25.7 (Insolvency proceedings) or Clause 25.8 (Creditors’ process), the Margin in relation to all Loans shall automatically be increased by 2.00% p.a. with effect, in relation to each Loan, as from the first day of the next Interest Period of each Loan and any amount overdue shall have successive Interest Periods, each of a duration selected by the Agent (acting reasonably).

(b)

If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan, the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan.

11.6.	Notifications

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Term Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:

(i)	the relevant Borrower of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

(iii)	the relevant Lenders and the relevant Borrower (upon request) of:

(1)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

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(2)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 13.4 (Cost of funds).

(c)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

(d)

The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 13.4 (Cost of funds) applies.

(e)	This Clause 11.6 (Notifications) shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

11.7.	Minimum interest payment – Swiss Withholding Tax

(a)	The rates of interest provided for in this Agreement are minimum interest rates.

(b)

When entering into this Agreement, the Parties have assumed in bona fide that the interest payable at the rates set out in this Clause 11 (Interest) or in any other Clause of this Agreement, if any, is not and will not become subject to Swiss Withholding Tax. This notwithstanding, if a Tax Deduction is required by law in respect of any interest payable by a Borrower under a Finance Document and should it be unlawful for that Borrower to comply with Clause 15.1 (Tax gross-up) for any reason, where this would otherwise be required by the terms of Clause 15.1 (Tax gross-up) (taking into account, in particular, the exceptions in paragraph (d) of Clause 15.1 (Tax gross-up), then:

(i)

the applicable interest rate in relation to that interest payment shall be the interest rate which would have applied to that interest payment as provided for by Clause 11 (Interest) divided by one minus the rate at which the relevant Tax Deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of one); and

(ii)

the relevant Borrower shall (A) pay the relevant interest at the adjusted rate in accordance with paragraph (i) above and (B) make the Tax Deduction on the interest so recalculated, and all references to a rate of interest under the Finance Documents shall be construed accordingly.

(c)	In case a Borrower pays interest at an adjusted rate in accordance with paragraph (b)(i) above, paragraph (h) of Clause 11 (Interest) and Clause 15.3 (Tax Credit) shall apply accordingly.

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12.	Interest Periods

12.1.	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)

Subject to this Clause 12 (Interest Periods) a Borrower (or the Company) may select an Interest Period of 1 (one), 3 (three) or 6 (six) Months or of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan.

(c)	An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date.

(e)	A Loan has one Interest Period only.

(f)	No Interest Period shall be longer than 6 (six) Months and not shorter than 1-week.

12.2.	Non-Business Days

Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

13.	Changes to the Calculation of Interest

13.1.	Interest calculation if no Primary Term Rate

(a)

Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Loan.

(b)

Historic Primary Term Rate: If paragraph (a) above applies but it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the Historic Primary Term Rate for that Loan.

(c)

Shortened Interest Period and Interpolated Historic Primary Term Rate: If paragraph (b) above applies but no Historic Primary Term Rate is available for the Interest Period of the Loan, the applicable Term Reference Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period of that Loan.

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(d)	Compounded Reference Rate or cost of funds: If paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Primary Term Rate then:

(i)

if “Compounded Reference Rate will apply as a fallback” is specified in the Reference Rate Terms for that Loan and there are Reference Rate Terms applicable to Compounded Rate Loans in the relevant currency:

(1)	there shall be no Term Reference Rate for that Loan for that Interest Period and Clause 11.1 (Calculation of interest – Term Rate Loans) will not apply to that Loan for that Interest Period; and

(2)	that Loan shall be a “Compounded Rate Loan” for that Interest Period and Clause 11.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period; and

(ii)	if:

(1)	“Compounded Reference Rate will not apply as a fallback” and

(2)	“Cost of funds will apply as a fallback”,

are specified in the Reference Rate Terms for that Loan, Clause 13.4 (Cost of funds) shall apply to that Loan for that Interest Period.

13.2.	Interest calculation if no RFR or Central Bank Rate

If:

(a)

there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,

Clause 13.4 (Cost of funds) shall apply to that Loan for that Interest Period.

13.3.	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(b)	before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35%

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of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate,

then Clause 13.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

13.4.	Cost of funds

(a)

If this Clause 13.4 (Cost of funds) applies to a Loan for an Interest Period neither Clause 11.1 (Calculation of interest – Term Rate Loans) nor Clause 11.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(b)

If this Clause 13.4 (Cost of funds) applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 (thirty) days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (d) below shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 13.4 (Cost of funds) applies pursuant to Clause 13.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not notify a rate to the Agent by the relevant Reporting Time,

that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(e)

Subject to paragraph (d) above, if this Clause 13.4 (Cost of funds) applies but any Lender does not notify a rate to the Agent by the Reporting Time for the relevant Loan the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

(f)	If this Clause 13.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Company.

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13.5.	Break Costs

(a)

If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, each Borrower shall, within 10 (ten) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

14.	Fees

14.1.	Commitment fee

(a)

The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 35% p.a. of the applicable Margin on that Lender’s Available Commitment for the Availability Period.

(b)

The accrued commitment fee is payable on the last day of each successive period of 3 (three) Months (from the date of this Agreement) which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

14.2.	Arrangement and participation fee

The Company shall pay to the Agent:

(a)	a participation fee (for the account of each Lender, to be distributed to the Lenders at the sole discretion of the Joint Bookrunners); and

(b)	an arrangement fee (for the account of the Joint Bookrunners),

in the amount and at the times agreed in a Fee Letter.

14.3.	Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

14.4.	Increase and extension fee

The Company shall pay to the Agent an increase fee and/or an extension fee in the amount and at the times to be agreed between the Company and the Joint

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Bookrunners in a Fee Letter on or around the date of any Extension Request and any Increase Request.

14.5.	Utilisation fee

(a)

The Company shall pay to the Agent a utilisation fee at the utilisation rate (as per the right column in the table below) on the total amount of all Loans outstanding under the Facility for each calendar day on which such total amount of Loans outstanding exceeds the relevant utilisation fee threshold (as per the left column in the table below):

utilisation fee threshold (total amount of all Loans outstanding under the Facility of the Total Commitments)	utilisation rate p.a.
< 33 1/3%	0.10%
> 33 1/3% < 66 2/3%	0.15%
> 66 2/3%	0.20%

(b)

The utilisation fee as per paragraph (a) above is payable on the last day of each successive period of 3 (three) Months (from the date of this Agreement) which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)

The utilisation fee as per paragraph (a) above shall be distributed to the Lenders according to the proportion borne by each Lender’s aggregate participation in all outstanding Loans to the total amount of all Loans outstanding under the Facility.

14.6.	Work fee

In case the Borrowers make, in a calendar year, in aggregate more than 2 (two) voluntary or mandatory prepayments of Utilisations under Compounded Rate Loans in any Optional Currency before the end of the relevant Interest Period, each Borrower shall, for any further voluntary or mandatory prepayments in the same calendar year of any Utilisation under a Compounded Rate Loan in any Optional Currency before the end of the relevant Interest Period, pay together with that prepayment to the Agent:

(a)	for the Agent’s own account, a work fee in the amount of USD 1,000 for each prepayment; and

(b)	for the account of each Lender who has a participation in the Utilization to be prepaid, a work fee per Lender in the amount of USD 500 for each prepayment.

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15.	Tax Gross-Up and Indemnities

Unless a contrary indication appears, in this Clause 15 (Tax Gross-Up and Indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

15.1.	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

No Obligor is required to make an increased payment under this Clause 15.1 (Tax gross-up) (or under Clause 11.7 (Minimum interest payment – Swiss Withholding Tax) or any other provision of any Finance Document) to the relevant Finance Party, if on the date on which the payment falls due the payment could have been made by that Obligor without a Tax Deduction if:

(i)

the relevant Finance Party, in relation to which an Obligor makes the payment, was a Qualifying Bank, but on that date that Finance Party is not or has ceased to be a Qualifying Bank, other than as a result of any change after the date it became a Finance Party under the Finance Documents in (or in the interpretation, administration or application of) any law or treaty or any published practice or concession of any relevant taxing authority;

(ii)	the relevant Finance Party, in relation to which an Obligor makes the payment, had complied with its obligations under Clause 15.4 (Lender status confirmation) or Clause 26 (Changes to the Lenders);

(iii)

the relevant Finance Party, in relation to which an Obligor makes the payment, became a Lender as a result of a failure of a Finance Party to comply with its obligations under Clause 15.4 (Lender status confirmation) or Clause 26 (Changes to the Lenders).

(e)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax

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Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

Within 30 (thirty) calendar days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Obligor shall deliver to the Agent evidence reasonably satisfactory to the relevant Lender/s that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

If and to the extent that any payment becomes subject to any Tax Deduction, each relevant Finance Party and each Obligor shall cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authorities) to the extent possible and necessary for that Obligor to obtain authorisation to make interest payments without them being subject to Tax Deduction or to them being subject to the lowest possible Tax Deduction and to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded. In the event the Tax Deduction is refunded to a Finance Party by any competent tax authorities, the relevant Finance Party shall forward, after deduction of any related costs, such amount to the relevant Obligor.

15.2.	Tax indemnity

(a)

The Company shall (within 3 (three) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(1)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(2)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

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if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(1)	is compensated for by an increased payment under Clause 15.1 (Tax gross-up) or Clause 11.7 (Minimum interest payment – Swiss Withholding Tax);

(2)

would have been compensated for by an increased payment under Clause 15.1 (Tax gross-up) or Clause 11.7 (Minimum interest payment – Swiss Withholding Tax) but was not so compensated solely because one of the exclusions in paragraph (d) of 15.1 (Tax gross-up) applied; or

(3)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.2 (Tax indemnity), notify the Agent.

15.3.	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

15.4.	Lender status confirmation

(a)	Each Original Lender represents and warrants that as of the date of this Agreement it is a Qualifying Bank and a FATCA Exempt Party.

(b)

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate in the Transfer Certificate, Increase Confirmation or any other document which it executes on becoming a Party (without liability to any member of the Group), (i) whether as of the

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date of such transfer it is a Qualifying Bank or a non-Qualifying Bank and (ii) that it is a FATCA Exempt Party.

(c)

If a New Lender fails to indicate its status in accordance with this Clause 15.4 (Lender status confirmation), then such New Lender shall be treated for the purposes of this Agreement (including by the Obligors) as if it is a non-Qualifying Bank until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 15.4 (Lender status confirmation).

15.5.	Stamp taxes

The Company shall pay and, within 3 (three) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

15.6.	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

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(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 15.6 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time.

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

15.7.	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within 10 (ten) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is (A) a FATCA Exempt Party or (B) not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

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(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a) (i) or (a) (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 (ten) Business Days of:

(i)	where the Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(1)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(2)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated

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withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

15.8.	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

16.	Increased Costs

16.1.	Increased Costs

Subject to Clause 16.3 (Exceptions) the Company shall, within 10 (ten) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (b) compliance with any law or regulation made after the date of this Agreement.

16.2.	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3.	Exceptions

Clause 16.1 (Increased Costs) does not apply to the extent any Increased Cost is:

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(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 11.7 (Minimum interest payment – Swiss Withholding Tax), Clause 15.1 (Tax gross-up), Clause 15.2 (Tax indemnity) (or would have been compensated for under Clause 15.1 (Tax gross-up) or Clause 15.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (d) of Clause 15.1 (Tax gross-up) applied); or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

17.	Other Indemnities

17.1.	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

(iii)

that Obligor shall as an independent obligation, within 3 (three) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2.	Other indemnities

The Company shall (or shall procure that an Obligor will), within 3 (three) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

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(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

17.3.	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

18.	Mitigation by the Lenders

18.1.	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 15 (Tax Gross-Up and Indemnities) and Clause 16 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2.	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

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19.	Costs and Expenses

19.1.	Transaction expenses

The Company shall promptly on demand pay the Agent and the Joint Bookrunners the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of (a) this Agreement and any other documents referred to in this Agreement and (b) any other Finance Documents executed after the date of this Agreement.

19.2.	Amendment costs

If an Obligor requests an amendment, waiver or consent or an amendment is required pursuant to Clause 31.9 (Change of currency), the Company shall, within 5 (five) Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

19.3.	Enforcement costs

The Company shall, within 5 (five) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

20.	Guarantee and Indemnity

(a)

The Guarantor herewith irrevocably and unconditionally guarantees to the Finance Parties in accordance with article 111 CO, as primary obligor and not merely as a surety (Bürgschaft), irrespective of the validity of this Agreement or any other Finance Document, and waiving all rights of objection and defence arising from or under this Agreement or any other Finance Document, to pay to the Finance Parties any amount due and payable by the Obligors under or in connection with this Agreement or any other Finance Document upon first written demand from the Agent confirming that an amount equivalent to the amount claimed under this Guarantee was not paid on its due date and remains unpaid by such Obligor under this Agreement or such other Finance Document (the Guarantee).

(b)

Notwithstanding any reference to obligations of the Obligors under any Finance Document, the Guarantor acknowledges that its obligations under this Guarantee shall be of a non-accessory (nicht akzessorischer) nature within the meaning of article 111 CO, independent of the obligations of the other Obligors under any Finance Document.

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(c)

The Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

(d)

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(i)	the liability of the Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(ii)	each Finance Party shall be entitled to recover the value or amount of that security or payment from the Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

(e)

The obligations of the Guarantor under the Guarantee will not be affected by any act, omission, matter or thing which, but for the Guarantee, would reduce, release or prejudice any of its obligations under the Guarantee (without limitation and whether or not known to it or any Finance Party) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any Obligor or other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;

(v)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or Security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

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(f)

The Guarantor waives any right it may have of first requiring the Agent or any Finance Party to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Guarantor under the Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(g)

Until all rights and claims of the Finance Parties under the Finance Documents have been irrevocably paid and discharged in full in accordance with the terms of the Finance Documents, the Guarantor shall not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Guarantee:

(i)	to be indemnified by any Obligor;

(ii)	to claim any contribution from any Obligor of any obligations of any Obligor under the Finance Documents;

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or Security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given the Guarantee;

(v)	to exercise any right of set-off against any Obligor; and/or

(vi)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

(h)

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment Mechanics).

(i)	The Guarantee is granted in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently granted in favour of a Finance Party.

21.	Representations

Each Obligor makes the representations and warranties set out in this Clause 21 (Representations) to each Finance Party on the date of this Agreement.

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21.1.	Status

(a)

It and each Material Group Company is a corporation, limited liability company, partnership with limited liability or stock corporation, duly incorporated or, in the case of a partnership, established and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.2.	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

21.3.	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any Material Group Companies’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any Material Group Company or any of its or any of its Material Group Companies’ assets.

21.4.	Power and authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

21.5.	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

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(b)

All Authorisations necessary for the conduct of the business, trade and ordinary activities of all Material Group Companies have been (or will be at the required date) obtained or effected and are in full force and effect.

21.6.	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of Swiss law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

(b)	any judgment obtained in Switzerland in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

21.7.	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to a Finance Party.

21.8.	Compliance with Non-Bank Rules

(a)

Each Borrower is at all times in compliance with the Non-Bank Rules, provided that, the relevant Borrower shall not be in breach of this representation if its number of creditors in respect of the Non-Bank Rules is exceeded solely by reason of:

(i)	a failure by one or more Lenders to comply with their obligations under Clause 26 (Changes to the Lenders);

(ii)	a Lender having confirmed that it was a Qualifying Bank, but (A) never was a Qualifying Bank or (B) having ceased to be a Qualifying Bank.

(b)

For the purpose of its compliance with the 20 Non-Bank Rule under this Clause 21.8 (Compliance with Non-Bank Rules), the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be 7 (seven) (irrespective of whether or not there are, at any time, any such Lenders).

21.9.	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

21.10.	Insolvency

No:

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(a)	corporate action, legal proceeding or other procedure or step described in Clause 25.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 25.8 (Creditors’ process),

has been taken or threatened in relation to it or any Material Group Company and none of the circumstances described in Clause 25.6 (Insolvency) applies to it or any Material Group Company.

21.11.	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other material agreement or instrument which is binding on it or any Material Group Company or to which its (or any of its Material Group Company’s) assets are subject.

21.12.	No misleading information

(a)

Any factual written information (including the Guarantor-Sub-Group Current Structure) provided by the Company (or any person on its behalf) to any Finance Party for purposes of evaluating the entry into of this Agreement and any other Finance Document or in connection therewith was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

The financial projections presented to the Finance Parties for purposes of evaluating the entry into of this Agreement and any other Finance Document or in connection therewith have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)

Nothing has occurred or been omitted from the information provided to the Finance Parties as referred to in paragraph (a) above and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

21.13.	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Standards consistently applied.

(b)

Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Company).

(c)	There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since 30 January 2021.

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21.14.	Intellectual Property

(a)	The Master Licence Agreement is legal, valid and binding in accordance with its terms and grants the Company the licenses over Intellectual Property it purports to grant.

(b)	It and, if and as applicable, each other Material Group Company:

(i)

is the sole legal and beneficial owner of or has licensed to it (in particular under the US Master Licence Agreement and any sub-licence agreement) on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

(ii)	uses reasonable endeavours to prevent any infringement by it and its Subsidiaries of any Intellectual Property of any third party in any material respect; and

(iii)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

21.15.	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.16.	No proceedings

(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b)

No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

21.17.	No breach of law

It has not (and no Material Group Company has) breached any material law or regulation or any environmental laws in any material respect.

21.18.	No breach of anti-bribery, anti-corruption, anti-money laundering and countering terrorism financing laws

It and all members of the Guarantor-Sub-Group have conducted and conduct their businesses in compliance with applicable anti-bribery, anti-corruption, anti-money laundering and countering terrorism financing laws and have instituted

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and maintained policies and procedures designed to promote and achieve compliance with such laws.

21.19.	Good title to assets

It and each Material Group Company has a good, valid title to, or valid leases or licences of, and all required Authorisations to use, the assets necessary to carry on its business as presently conducted.

21.20.	Insurance

It and each Material Group Company has taken out adequate insurance coverage in accordance with industry practice.

21.21.	Security and Financial Indebtedness:

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Guarantor-Sub-Group other than as permitted by this Agreement.

(b)	No member of the Guarantor-Sub-Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

21.22.	Taxation

(a)

It is not (and none of the members of the Guarantor-Sub-Group) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax of more than EUR 1,000,000 (or its equivalent in any other currency) or more, unless (i) such payment is being contested in good faith, (ii) such payment may be lawfully withheld and (iii) adequate reserves are made for such Tax and expected costs.

(b)

No claims or investigations (excluding, for the avoidance of doubt, ordinary tax audits) are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.

(c)	It is resident for Tax purposes only in the place of its incorporation as of the date of this Agreement.

21.23.	Use of proceeds

It has not (an no other member of the Guarantor-Sub-Group has) used any proceeds of the Facility for purposes of implementing transactions regarding the purchase or subscription of shares issued by UniCredit S.p.A. (or of other financial instruments that allow to acquire or subscribe shares issued by UniCredit S.p.A.) and which entails or may entail the breach of the provisions of Article 2358 of the Italian civil code, also through controlled companies, fiduciaries companies or any other third parties.

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21.24.	Sanctions

(a)

It has neither caused nor permitted the funds borrowed under this Agreement to be used for participation in or facilitation of business activities involving, directly or indirectly, (i) a Restricted Person or (ii) a Restricted Country.

(b)	None of the Obligors and the members of the Group or any of its officers or employees is currently:

(i)	a target of any sanctions issued by a Sanctioning Authority;

(ii)	a Restricted Person; or

(iii)	in breach of any sanctions issued by a Sanctioning Authority.

(c)

This Clause 21.24 (Sanctions) shall not be interpreted or applied in relation to or for the benefit of the Borrowers, any member of the Guarantor-Sub-Group or any Finance Party in a manner which would violate or expose such entity or any directors, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity (including, to the extent applicable, EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Aussenwirtschaftsgesetzes (Aussenwirtschaftsverordnung – AWV)).

21.25.	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request, the first day of each Interest Period and the date of each Compliance Certificate; and

(b)	in the case of an Additional Borrower, the day on which a company becomes (or it is proposed that a company becomes) an Additional Borrower.

22.	Information Undertakings

The undertakings in this Clause 22 (Information Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1.	Financial statements

The Company and the Guarantor shall supply to the Agent in the form of electronic copies:

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(a)	as soon as the same become available:

(i)

but in any event within 120 calendar days after the end of each of its financial years, the audited consolidated financial statements of the Group as filed with the SEC (US Securities and Exchange Commission);

(ii)

but in any event within 120 calendar days after the end of each of its financial years, the non-audited consolidated financial statements of the Guarantor-Sub-Group (prepared for agreed upon procedure purposes, including the balance sheet, statement of income (loss) and cash flow statement and extracted from the audited consolidated financial statements of the Group) in a format as provided by the Company to the Agent prior to the date of this Agreement; and

(iii)	but in any event within 180 calendar days after the end of each of its financial years, the audited statutory stand-alone financial statements of each Borrower;

(b)

as soon as the same become available, but in any event within 60 calendar days after the end of each quarter of each of its financial years (except for the quarter of its financial year ending on the Saturday nearest to 31 January):

(i)	the non-audited consolidated financial statements of the Group as filed with the SEC (US Securities and Exchange Commission);

(ii)

the non-audited consolidated financial statements of the Guarantor-Sub-Group (including the balance sheet, statement of income (loss) and cash flow statement and extracted from the non-audited consolidated financial statements of the Group) in a format as provided by the Company to the Agent prior to the date of this Agreement; and

(iii)	the non-audited special purpose stand-alone balance sheet and statement of income (loss) of each Borrower in a format as provided by the Company to the Agent prior to the date of this Agreement;

(c)	as soon as they become available, but in any event no later than 60 calendar days after the end of each of its financial year, the budget of the Guarantor-Sub-Group for the following financial year.

22.2.	Compliance Certificate

(a)

The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (b)(i) of Clause 22.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 23 (Financial Covenants) as at the date as at which those financial statements were drawn up.

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Revolving Credit Facility Agreement

(b)	Each Compliance Certificate shall be signed by the Management.

(c)	The Company shall:

(i)

list in the Compliance Certificate delivered as of the last day of its financial year all members of the Guarantor-Sub-Group that qualify as Material Group Companies in accordance with paragraph (b) of the defined term Material Group Companies in Clause 1.1 (Definitions); and

(ii)	in case:

(1)

the aggregate EBITDA of all Material Group Companies (calculated on an non-consolidated basis) listed as per paragraph (i) above would be less than 80.0% of the consolidated EBITDA of the Guarantor-Sub-Group as of the last day of its financial year; and/or

(2)

in case the aggregate assets of all Material Group Companies (calculated on an non-consolidated basis and excluding net intercompany receivables/payables and investments in Subsidiaries) listed as per paragraph (i) above would be less than 80.0% of the consolidated assets of the Guarantor-Sub-Group as of the last day of its financial year, list in the Compliance Certificate delivered as of the last day of its financial year and designate additional Subsidiaries as Material Group Companies, such that the aggregate EBITDA of all Material Group Companies (calculated on an non-consolidated basis) is not less than 80.0% of the consolidated EBITDA of the Guarantor-Sub-Group and the aggregate assets of all Material Group Companies (calculated on an non-consolidated basis and excluding net intercompany receivables/payables and investments in Subsidiaries) is not less than 80.0% of the consolidated assets of the Guarantor-Sub-Group.

22.3.	Requirements as to financial statements

(a)

The Company and the Guarantor shall ensure that each set of financial statements delivered by the Company and the Guarantor pursuant to Clause 22.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)

The Company and the Guarantor shall procure that each set of financial statements of the Group, the Guarantor-Sub-Group or an Obligor delivered pursuant to Clause 22.1 (Financial statements) is prepared using the relevant Accounting Standard, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Group, the Guarantor-Sub-Group or that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices

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Revolving Credit Facility Agreement

or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the Accounting Standard, accounting practices and reference periods upon which that Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 23 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(c)

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

22.4.	Sustainability reporting

(a)	The Company and the Guarantor shall supply to the Agent in the form of electronic copies:

(i)	as soon as the same become available, but in any event within 180 calendar days after:

(1)

the end of every second financial year of the Group with the Group’s integrated sustainability report, which (A) is subject to a reasonable assurance process from an independent third-party advisor, (B) is in a form and contains information which meets at least the standard of the latest integrated sustainability report officially published by the Group and (C) contains such information to allow the validation and verification of the calculation of the KPIs; and

(2)

the end of every other financial year with a certified interim integrated sustainability report of the Group, which (A) is subject to a reasonable assurance process from an independent third-party advisor and (B) contains such information to allow the validation and verification of the calculation of the KPIs; and

(ii)

as soon as the Sustainability Reports referred to in paragraph (i) above are available and together with such Sustainability Reports a Sustainability Compliance Certificate, duly signed by the Management.

(b)

Failure to provide a Sustainability Report and/or a Sustainability Compliance Certificate in accordance with paragraph (a) above shall not result in the occurrence of a Default and/or an Event of Default.

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Revolving Credit Facility Agreement

22.5.	Information: miscellaneous

The Company and the Guarantor shall supply to the Agent in the form of electronic copies or, upon reasonable request by the Agent, in sufficient copies for all the Lenders:

(a)	all documents dispatched by the Obligors to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending against any member of the Guarantor-Sub-Group, provided such litigation, arbitration or administrative proceedings (i) has a dispute value (or financial risk) in excess of EUR 2,500,000 (or the equivalent in any other currency) or (ii) is otherwise material;

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Guarantor-Sub-Group, provided such judgment or order of a court, arbitral body or agency (i) has a dispute value in excess of EUR 2,500,000 (or the equivalent in any other currency) or (ii) is otherwise material;

(d)	promptly, such further information regarding the financial condition, business and operations of any member of the Guarantor-Sub-Group as any Finance Party (through the Agent) may reasonably request;

(e)	prior to entering into any Permitted Acquisition:

(i)

for transactions involving a purchase price or enterprise value (in the case of a merger) up to an amount of EUR 250,000,000 (or the equivalent in any other currency), information that it contemplates to enter into such transaction; and

(ii)

for transactions involving a purchase price or enterprise value (in the case of a merger) in excess of EUR 250,000,000 (or the equivalent in any other currency), information that it contemplates to enter into such transaction, including a combined business plan and due diligence reports in relation to the target and the transaction.

22.6.	Notification of default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by the Management certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

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Revolving Credit Facility Agreement

22.7.	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement;

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or

(iv)	any other circumstances,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than 10 (ten) Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of the Guarantor’s Subsidiaries becomes an Additional Borrower pursuant to Clause 27 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any

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Revolving Credit Facility Agreement

Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

23.	Financial Covenants

(a)

The Company and the Guarantor shall ensure that as of each Quarter Date (determined on the basis of a quarterly rolling test of the last 12 (twelve) fiscal months, starting with the period ending on 30 April 2022):

(i)	the Leverage Ratio shall be < 3.00x; and

(ii)	the EBITDA of the Guarantor-Sub-Group as determined on a consolidated basis in accordance with the applicable Accounting Standard shall always be > 0.

(b)

The financial covenant set out in this Clause 23 (Financial Covenants) shall be calculated in accordance with the applicable Accounting Standards and tested as of each Quarter Date by reference to each set of consolidated financial statements delivered pursuant to Clause 22.1 (Financial statements) and each Compliance Certificate delivered pursuant to Clause 22.2 (Compliance Certificate), for the first time as of the Quarter Date falling on 30 April 2022.

24.	General Undertakings

The undertakings in this Clause 24 (General Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1.	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure, subject to the Legal Reservations, the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

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Revolving Credit Facility Agreement

24.2.	Compliance with laws

Each Obligor shall (and shall ensure that each member of the Guarantor-Sub-Group will) comply in all material respects with all material laws (including environmental laws) to which it may be subject.

24.3.	Negative pledge

In this Clause 24.3 (Negative pledge), “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	Subject to paragraph (c) below, no Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will) create or permit to subsist any Security over any of its assets.

(b)	Subject to paragraph (c) below, no Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Guarantor-Sub-Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)

any Security or Quasi-Security granted by Guess? Canada under the US ABL Credit Facility, provided such Security or Quasi-Security only secures Financial Indebtedness of Guess? Canada under the US ABL Credit Facility (which, for the avoidance of doubt, is limited to USD 20,000,000 as per paragraph (e) of Clause 24.9 (Financial Indebtedness));

(ii)

any netting or set-off arrangement or any Security entered into by any member of the Guarantor-Sub-Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or providing Security over its credit balances;

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Revolving Credit Facility Agreement

(iii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Guarantor-Sub-Group for the purpose of:

(1)	hedging any risk to which any member of the Guarantor-Sub-Group is exposed in its ordinary course of trading; or

(2)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iv)	any lien arising by operation of law and in the ordinary course of trading;

(v)	any Security over rental deposits, provided the amount of such deposit does not exceed EUR 40,000,000 (or the equivalent in any other currency);

(vi)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Guarantor-Sub-Group after the date of this Agreement if:

(1)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Guarantor-Sub-Group;

(2)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Guarantor-Sub-Group; and

(3)	the Security or Quasi-Security is removed or discharged within 2 (two) calendar months of the date of acquisition of such asset;

(vii)

any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Guarantor-Sub-Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Guarantor-Sub-Group, if:

(1)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(2)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(3)	the Security or Quasi-Security is removed or discharged within 2 (two) calendar months of that company becoming a member of the Guarantor-Sub-Group;

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Revolving Credit Facility Agreement

(viii)	any Security or Quasi-Security entered into pursuant to any Finance Document;

(ix)	any Security or Quasi-Security arising under any Finance Lease or any operating lease;

(x)

any Security or Quasi-Security resulting in the context of sale and lease back transactions, provided the aggregate market value of the relevant assets do not exceed at any point in time EUR 10,000,000 (or the equivalent in any other currency);

(xi)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Guarantor-Sub-Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Guarantor-Sub-Group;

(xii)	any Security or Quasi-Security that are US ABL Credit Facility Related Sub-Licenses; and

(xiii)

any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Guarantor-Sub-Group other than any permitted under paragraphs (i) to (xii) above) does not exceed EUR 25,000,000 (or its equivalent in another currency or currencies).

24.4.	Disposals

(a)

No Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, licence, transfer or other disposal:

(i)	made in the ordinary course of business of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(iii)	arising as a result of any Security or Quasi-Security that is permitted pursuant to paragraph (c) of Clause 24.3 (Negative pledge);

(iv)	made between members of the Guarantor-Sub-Group; or

(v)	arising under US ABL Credit Facility Related Sub-Licences;

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Revolving Credit Facility Agreement

(vi)

where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) and (ii) above) does not exceed EUR 10,000,000 (or its equivalent in another currency or currencies) in any financial year.

24.5.	Merger

(a)	No Obligor shall (and the Guarantor shall ensure that no member of the Guarantor-Sub-Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to any amalgamation, demerger, merger or corporate reconstruction:

(i)	which is permitted pursuant to Clause 24.4 (Disposals);

(ii)	which is permitted pursuant to Clause 24.6 (Acquisitions and Joint Ventures); or

(iii)	any amalgamation, demerger, merger or corporate reconstruction among members of the Guarantor-Sub-Group,

provided, in each case, that the Obligors will always be the surviving entities.

24.6.	Acquisitions and Joint Ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them);

(ii)	incorporate a company;

(iii)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture;

(iv)

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company or to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture:

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Revolving Credit Facility Agreement

(i)	which is a Permitted Acquisition;

(ii)	which is an acquisition by a member of the Guarantor-Sub-Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Guarantor-Sub-Group;

(iii)	which is an incorporation of a company which on incorporation becomes a member of the Guarantor-Sub-Group, but only if that company is incorporated in a jurisdiction other than a Restricted Country.

24.7.	Change of business

The Guarantor and the Company shall procure that no substantial change is made to the general nature of the business of the Company or the Guarantor-Sub-Group from that carried on at the date of this Agreement.

24.8.	Changes to Accounting Standard

No Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will) make any modifications, amendments or changes to the applicable Accounting Standards, without prior written consent of the Agent (acting on behalf of the Lenders), unless:

(a)	such modifications, amendment or changes are prescribed by law or by the applicable accounting body or regulator; and

(b)	Clause 22.3 (Requirements as to financial statements) is complied with.

24.9.	Financial Indebtedness

No Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will) incur or permit to be outstanding any further Financial Indebtedness, except for Financial Indebtedness:

(a)	arising under the Finance Documents;

(b)	arising under Subordinated Financial Indebtedness;

(c)	arising under Treasury Transactions, provided such Treasury Transactions are compliant with Clause 24.22 (Treasury Transactions);

(d)	arising under loans or guarantees that are permitted according to Clause 24.11 (Loans, credit and guarantees);

(e)	arising with Guess? Canada under the US ABL Credit Facility, provided that the amount of such Financial Indebtedness does not exceed the amount of USD 20,000,000;

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Revolving Credit Facility Agreement

(f)

not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed EUR 150,000,000 (for the avoidance of doubt, (i) Existing Covid Loans shall count towards this threshold and (ii) upon repayment of such Existing Covid Loans, this threshold shall not be reduced).

24.10.	Existing Covid Loans

(a)	Each relevant Obligor shall (and the Guarantor shall ensure that each other relevant member of the Guarantor-Sub-Group will):

(i)

repay all Existing Covid Loans borrowed by it or any member of the Guarantor-Sub-Group in accordance with the agreed and defined amortisation schedules (as reflected in Schedule 12 (Existing Covid Loans);

(ii)

not borrow any additional Covid loan or extend the term or increase the amount of any Existing Covid Loans, except that additional Covid loans may be borrowed or Existing Covid Loans may be extended or increased, provided that:

(1)

the Company notifies the Agent prior to borrowing additional Covid loans or extending Existing Covid Loans and provide information in relation to the relevant loan and any potential negative impact on the interest of the Lenders under this Agreement and any Finance Document;

(2)	the interests of the Lenders under this Agreement and any Finance Document are not (in the reasonable opinion of the Lenders) negatively affected; and

(3)	the other provisions of this Agreement (in particular, without limitation, Clause 24.9 (Financial Indebtedness)) continue to be complied with.

(b)	The Company shall ensure that the actual outstanding amount of each Existing Covid Loan is correctly listed in each Compliance Certificate.

24.11.	Loans, credit and guarantees

No Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will) be a creditor in respect of any Financial Indebtedness or incur or allow to remain outstanding any guarantee in respect of any obligation of any person, except:

(a)

any loan made by an Obligor to another Obligor or made by a member of the Guarantor-Sub-Group which is not an Obligor to another member of the Guarantor-Sub-Group, provided that such loans are made in accordance with applicable corporate law and tax law;

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Revolving Credit Facility Agreement

(b)

any performance or similar bond guaranteeing performance by a member of the Guarantor-Sub-Group under any contract entered into in the ordinary course of trade (including for purposes of guaranteeing payment of rents by a member of the Guarantor-Sub-Group);

(c)

any (i) loan granted to a member of the Guarantor-Sub-Group and/or (ii) counter-indemnity obligation incurred in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of the liability of any member of the Guarantor-Sub-Group under a rental agreement, provided that such loans are granted or counter-indemnities are incurred in the ordinary course of business and do not exceed an aggregate amount of EUR 80,000,000 (or the equivalent in any other currency).

24.12.	No restriction on dividend payments and shareholder loans

No Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will) impose any restriction on the ability of any member of the Guarantor-Sub-Group to distribute dividends or grant loans directly or indirectly to the Company, unless such restrictions apply as a matter of mandatory law or, in relation to Guess? Canada only, under the US ABL Credit Facility.

24.13.	Cash pooling

No Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will) enter into any cash pooling arrangement with cash pool participants that are not members of the Guarantor-Sub-Group.

24.14.	No payment of dividends, share redemption or payment under shareholder loans

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Guarantor will ensure that no other member of the Guarantor-Sub-Group will):

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Company;

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so;

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Revolving Credit Facility Agreement

(v)	repay any principal or pay any interest under any subordinated loan;

(b)	Paragraph (a) above does not apply to:

(i)	any payment to the Guarantor or any of its wholly-owed Subsidiaries;

(ii)	any payment, provided that the aggregate amount of such payments would not exceed USD 30,000,000 p.a.;

(iii)	any payment, provided that the Leverage Ratio is not (and will not be as a consequence of such payment) higher than 2.5x,

provided that no payment under paragraphs (ii) and (iii) above shall be made upon the occurrence of an Event of Default, which is continuing or in case such payment would result in the occurrence of an Event of Default.

24.15.	Guarantor-Sub-Group structure

No Obligor shall (and the Guarantor shall ensure that no member of the Guarantor-Sub-Group will) make any change to the Guarantor-Sub-Group Current Structure, unless such change would be caused by a transaction that is permitted by this Agreement.

24.16.	Arm’s length basis and use of proceeds

(a)	No Obligor shall (and the Company shall ensure that no other member of the Guarantor-Sub-Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)

No Obligor shall (and the Guarantor shall ensure that no other member of the Guarantor-Sub-Group will) use any proceeds of the Facility for purposes of implementing transactions regarding the purchase or subscription of shares issued by UniCredit S.p.A. (or of other financial instruments that allow to acquire or subscribe shares issued by UniCredit S.p.A.) and which entails or may entail the breach of the provisions of Article 2358 of the Italian civil code, also through controlled companies, fiduciaries companies or any other third parties.

24.17.	Preservation of assets

Each Obligor shall (and the Company shall ensure that each other member of the Guarantor-Sub-Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

24.18.	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least

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Revolving Credit Facility Agreement

pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.19.	Insurance

(a)

Each Obligor shall (and the Guarantor shall ensure that each other member of the Guarantor-Sub-Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

24.20.	Intellectual property

(a)	The Company shall (and the Guarantor shall procure that each other member of the Guarantor-Sub-Group will):

(i)	ensure that it complies with all its direct and indirect obligations under the US Master Licence Agreement in accordance with the terms thereof; and

(ii)	ensure that no event occurs that would allow the licensors under the US Master Licence Agreement to terminate the US Master Licence Agreement.

(b)	Each Obligor shall, without prejudice to Clause 9.3 (Amendment of US Master Licence Agreement) (and the Guarantor shall procure that each other member of the Group will):

(i)	preserve and maintain the subsistence and validity of the Intellectual Property owned by it and ensure that all Intellectual Property licenced to it will continue to be licenced to it;

(ii)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property held or used by it;

(iii)

to the extent legally possible, make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(iv)

not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(v)	not discontinue the use of the Intellectual Property,

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where failure to do so, in the case of paragraphs (i), (ii) and (iii) above, or, in the case of paragraphs (iv) and (v) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

24.21.	PPL Agreement

The Company:

(a)

must ensure that, to the extent legally possible, the subordination of the PPL as per clause 7.1 of the PPL Agreement is and remains legal, valid, binding and enforceable in accordance with its terms at all times; and

(b)

must not agree to an amendment, supplement, restatement or other modification of the PPL Agreement that would result in the subordination of the PPL as per clause 7.1 of the PPL Agreement no longer being legal, valid, binding and enforceable in accordance with its terms.

24.22.	Treasury Transactions

No Obligor shall (and the Guarantor will procure that no other member of the Guarantor-Sub-Group will) enter into any Treasury Transaction, other than Treasury Transactions entered into in the ordinary course of business and not for speculative purposes.

24.23.	COMI and registered seat

The Company and the Guarantor shall ensure that:

(a)	the registered seat of the Company and any other Obligor incorporated in Switzerland shall at all times be located in Switzerland; and

(b)

the centre of main interest (as that term is used in Article 3(1) of the Regulation No. 2015/848 on Insolvency Proceedings of The Council of the European Union) (COMI) of an Obligor incorporated in a member state of the European Union which has adopted the Regulation No. 2015/848 on Insolvency Proceedings of The Council of the European Union is situated in its jurisdiction of incorporation.

24.24.	Non-Bank Rules

Each Borrower shall at all times be in compliance with the Non-Bank Rules, provided that this covenant shall not be deemed to be breached if a violation is caused solely as a result of:

(a)	a failure by one or more Lenders to comply with their obligations under Clause 26 (Changes to the Lenders);

(b)	a Lender having confirmed that it was a Qualifying Bank, but (A) never was a Qualifying Bank or (B) having ceased to be a Qualifying Bank.

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For purposes of this Clause 24.24 (Non-Bank Rules), each Borrower shall assume that the aggregate number of Lenders which are non-Qualifying Banks is 7 (seven) (irrespective of whether or not there are, at any time, any such Lenders).

24.25.	No use of the Facility for Restricted Countries or Restricted Persons

(a)

No Obligor shall, and the Company shall procure that no other member of the Guarantor-Sub-Group will use the funds borrowed under this Agreement (i) for participation in or facilitation of business activities involving directly or indirectly a Restricted Person or a Restricted Country or (ii) in any other manner, that would result in a violation of sanctions issued by a Sanctioning Authority.

(b)

This Clause 24.25 (No use of the Facility for Restricted Countries or Restricted Persons) shall not be interpreted or applied in relation to or for the benefit of the Borrowers, any member of the Guarantor-Sub-Group or any Finance Party in a manner which would violate or expose such entity or any directors, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time in the European Union (and/or any of its member states) that are applicable to such entity (including, to the extent applicable, EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Aussenwirtschaftsgesetzes (Aussenwirtschaftsverordnung – AWV)).

24.26.	Compliance with anti-bribery, anti-corruption, anti-money laundering and countering terrorism financing laws

Each Obligor shall, and the Company shall procure that each other member of the Guarantor-Sub-Group will:

(a)	conduct their businesses in compliance with applicable anti-bribery, anti-corruption, anti-money laundering and countering terrorism financing laws;

(b)	maintain and continue to maintain policies and procedures designed to promote and achieve compliance with such laws; and

(c)

neither directly nor indirectly use the funds borrowed under this Agreement for any purpose which would violate the UK Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other applicable anti-bribery, anti-corruption, anti-money laundering and countering terrorism financing laws.

24.27.	Taxation

(a)

Each Obligor shall (and the Company shall ensure that each member of the Guarantor-Sub-Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

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(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 22.1 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	No member of the Guarantor-Sub-Group may change its residence for Tax purposes, except within the same country.

25.	Events of Default

Each of the events or circumstances set out in Clause 25 (Events of Default) is an Event of Default (save for Clause 25.14 (Acceleration)).

25.1.	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 10 (ten) Business Days of its due date.

25.2.	Financial covenants

Any requirement of Clause 23 (Financial Covenants) is not satisfied.

25.3.	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and 25.2 (Financial covenants).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 (twenty) Business Days of the earlier of (i) the Agent giving notice to the Company and (ii) the Company or the relevant Obligor becoming aware of the failure to comply.

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25.4.	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

25.5.	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under paragraphs (a) to (d) above if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 25,000,000 (or its equivalent in any other currency or currencies).

(f)

Any holder of the PPL (whether Guess? Inc or any new holder of the PPL, such as Bank of America, N.A., as agent under the US ABL Credit Facility or any other new holder of the PPL) request any (partial or full) repayment of the PPL or payment of accrued interest thereon and initiates legal steps towards collecting such principal or accrued interest thereon, unless the request relates to a repayment of the PPL or payment of accrued interest thereon that is permitted by this Agreement.

25.6.	Insolvency

(a)

An Obligor or any Material Group Company is (i) unable or admits inability to pay its debts as they fall due, (ii) by reason of actual or anticipated financial difficulties suspends or threatens in writing to suspend making payments on any of its debts, or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	An Obligor or a Material Group Company incorporated in Switzerland is over-indebted within the meaning of article 725 CO, unless any such

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shortfall is covered by a subordination (Rangrücktritt) within the meaning of article 725 CO.

(c)

The value of the assets of any Obligor or Material Group Company incorporated outside of Switzerland is less than its liabilities (taking into account, if required by the Accounting Standards, contingent and prospective liabilities), unless any such shortfall is covered by subordination of any such liabilities or otherwise remedied in accordance with applicable local laws by means which are also recognised by the competent auditors of the relevant Obligor or Material Group Company.

(d)	A moratorium (aussergerrichtlicher Nachlassvertrag) is declared in respect of any indebtedness of an Obligor or any Material Group Company.

25.7.	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the opening of bankruptcy proceedings, the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or a Material Group Company;

(ii)

a composition, compromise, assignment or arrangement with any creditor (other than a Finance Party) of an Obligor or a Material Group Company made as a consequence of actual or anticipated financial difficulties;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of an Obligor or a Material Group Company or any of their respective assets; or

(iv)	enforcement of any Security over any assets in excess of EUR 5,000,000 of an Obligor or a Material Group Company,

or any analogous procedure or step is taken in any jurisdiction.

(b)

Paragraph (a) above shall not apply to any (i) proceeding or petition which is frivolous or vexatious and which is discharged, stayed or dismissed within 20 (twenty) Business Days of commencement, (ii) any summons for payment (Zahlungsbefehl) issued against an Obligor or a Material Group Company against which the relevant Obligor or Material Group Company has raised an objection (Rechtsvorschlag) and (iii) any solvent liquidation of a Material Group Company (other than an Obligor).

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25.8.	Creditors’ process

(a)

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any member of the Group having an aggregate value of USD 25,000,000 or more and is not discharged within 20 (twenty) Business Days.

(b)	Paragraph (a) above shall not apply to:

(i)	any existing expropriation, attachment, sequestration, distress or execution disclosed by the Company to the Agent in writing prior to the date of this Agreement; and

(ii)

any expropriation, attachment, sequestration, distress or execution effected through a preliminary measure (vorsorgliche Massnahme), provided (A) the Company provides information to the Agent on such preliminary measures which shows that such expropriation, attachment, sequestration, distress or execution is, on its face, not justified, (B) the Company (or the relevant member of the Group) has initiated steps to discharge such expropriation, attachment, sequestration, distress or execution and (C) such expropriation, attachment, sequestration, distress or execution is discharged within 60 (sixty) Business Days.

25.9.	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any subordination created under any Subordination Agreement is or becomes unlawful.

(b)

Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or any subordination created under any Subordination Agreement and/or the subordination as per clause 7.1 of the PPL Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

25.10.	Cessation of business

The Guarantor-Sub-Group taken as a whole or the Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

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25.11.	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

25.12.	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

25.13.	Audit qualification

The relevant auditors qualify any of the audited financial statements supplied in accordance with Clause 22.1 (Financial statements) in a manner which has or is reasonably likely to have an impact on the reimbursement capacity of any Obligor.

25.14.	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)	cancel the Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

26.	Changes to the Lenders

26.1.	Assignments and transfers by the Lenders

Subject to this Clause 26 (Changes to the Lenders), a Lender (the Existing Lender) may:

(a)	assign any of its claims under any Finance Document (Forderungsabtretung); or

(b)	transfer any of its rights and obligations under any Finance Document by way of assumption or accession of contract (Vertragsübertragung oder Vertragsbeitritt),

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Revolving Credit Facility Agreement

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which represents being a FATCA Exempt Party (the New Lender), provided that such New Lender shall not be a Restricted Person.

26.2.	Company consent

(a)	The consent of the Company is required for a transfer by an Existing Lender, unless the transfer is:

(i)

to another Lender or an Affiliate of any Lender, provided such Affiliate is a Qualifying Bank (the consent of the Company for a transfer to an Affiliate of a Lender that is a non- Qualifying Bank shall not be withheld in case the number of Lenders that are non-Qualifying Banks under this Agreement would not exceed 7 (seven));

(ii)

to a federal reserve or central bank (including supranational central banks such as inter alia the European Central Bank) and institutions with a similar function as a federal reserve or central bank in countries which do not have a federal reserve or central bank and the Bank for International Settlements (BIS); and

(iii)	made at a time when an Event of Default is continuing.

(b)

The consent of the Company to a transfer must not be unreasonably withheld or delayed (it being understood that a possible non-compliance with the Swiss Non-Bank Rules is a reasonable cause to refuse consent). The Company will be deemed to have given its consent 5 (five) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

26.3.	Other conditions of assignment or transfer

(a)	A transfer will only be effective if the procedure set out in Clause 26.6 (Procedure for transfer) is complied with.

(b)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 15 (Tax Gross-Up and Indemnities) or Clause 16 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent

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as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(c)

Each New Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

26.4.	Transfer fee

The New Lender shall, on the date upon which a transfer takes effect, pay to the Agent (for its own account) a fee of EUR 3,000.

26.5.	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

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(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.6.	Procedure for transfer

(a)

Subject to the conditions set out in Clause 26.2 (Company consent) and 26.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph(b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 26.10 (Pro rata interest settlement), on the Transfer Date:

(i)	In case of an assignment of its claims under any Finance Document (Forderungsabtretung):

(1)	the Existing Lender will assign to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment agreement;

(2)

the Existing Lender will be released by the Obligors and the other Finance Parties from the obligations owed by it and expressed to be the subject of the release in the assignment agreement (the Relevant Obligations); and

(3)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

(ii)	In case of a transfer of its rights and obligations under any Finance Document by way of assumption or accession of contract (Vertragsübernahme oder Vertragsbeitritt):

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(1)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(2)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that the Obligors and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(3)

the Agent, the Mandated Lead Arrangers, the Joint Bookrunners, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers, the Joint Bookrunners and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(4)	the New Lender shall become a Party as a “Lender”.

26.7.	Copy of Transfer Certificate or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation.

26.8.	Exposure Transfers (including Sub-Participations and Sub-Contracts)

Nothing herein shall restrict a Lender to transfer its credit risk exposure under the Finance Documents to third parties domiciled in Switzerland or in other jurisdictions abroad unless such third party is (or is deemed to be) a Restricted Person by way of entering into derivative transactions or otherwise (including sub-participations or insurance agreements) with such third parties, provided that:

(a)	the relationship between the Lender and that third party is that of a debtor and creditor (including in the bankruptcy or similar event of the Lender or a Borrower);

(b)	that third party will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement; and

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(c)

that third party will under no circumstances (other than permitted transfers under Clause 26.2 (Company consent) and Clause 26.3 (Other conditions of assignment or transfer) be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement or have otherwise any contractual relationship with, or rights against, the Borrower under or in relation to this Agreement.

(d)	Each Lender shall promptly notify the Agent if and to the extent it enters into a sub-participation or similar transaction where voting rights under this Agreement are transferred.

(e)

The restrictions set out in paragraphs (a) to (c) above will no longer be applicable if, as a consequence of a material change of the Non-Bank Rules, exposure transfers (which do not meet the conditions set out in paragraph (a) above) do not result in a Borrower becoming subject to Swiss Withholding Tax consequences.

26.9.	Security over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 26 (Changes to the Lenders), but subject to Clause 26.8 (Exposure Transfers (including Sub-Participations and Sub-Contracts)) each Lender may without consulting with or obtaining consent from the Obligors, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender or any third party, including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, in each case, provided that, no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by the Borrowers other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents, and

(iii)	be entered into if it would result in a breach of the 10 Non-Bank Rule; and

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(iv)	allow for an enforcement regime that could result in a breach of the 10 Non-Bank Rule.

26.10.	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 26.6 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(1)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(2)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 26.10 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 26.10 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 26.10 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

27.	Changes to the Obligors

27.1.	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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27.2.	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 22.7 (“Know your customer” checks), the Company may request that any of the Guarantor’s wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	all the Lenders approve the addition of that Subsidiary;

(ii)	the Company delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)

the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent required to be delivered by Additional Borrower) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 2 Part II (Conditions precedent required to be delivered by Additional Borrower).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

27.3.	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.	Role of the Agent, the Sustainability Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers

28.1.	Sustainability Coordinator

(a)

For purposes of this Clause 28 (Role of the Agent, the Sustainability Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers), any reference to Agent shall include the Sustainability Coordinator, where applicable.

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(b)

Without prejudice to the generality of this Clause 28 (Role of the Agent, the Sustainability Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers) and for the avoidance of doubt, Clause 28.11 (Exclusion of liability) shall also apply for the Sustainability Coordinator.

(c)	Without prejudice to the generality of this Clause 28 (Role of the Agent, the Sustainability Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers),

(i)

the Sustainability Coordinator shall not act for nor represent any other Finance Party, and each Finance Party is solely responsible at all times for making its own independent appraisal of and analysis in relation to any sustainability aspects for the purposes of this Agreement; and

(ii)

neither the Agent nor the Sustainability Coordinator shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any KPI or the relating Sustainability Margin Adjustment (or any of the data or computations that are part of or related to any such calculation set forth in any Sustainability Compliance Certificate or any other document (and the Agent and the Sustainability Coordinator may rely conclusively on any such Sustainability Compliance Certificate and any such Sustainability Report, without further inquiry).

28.2.	Appointment of the Agent

(a)	Each of the Finance Parties (other than the Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Finance Parties (other than the Agent) authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)

In particular and for purposes of any Subordination Agreement (in particular any security assignment contained therein, if any), the Agent is appointed to act as a fiduciary (Treuhänder), acting in its own name but in a fiduciary (treuhänderisch) capacity for the account of the Finance Parties and to enter into and hold any Security constituted by a Subordination Agreement and any proceeds of such Security, as fiduciary (treuhänderisch) in its own name but for the account of all relevant Finance Parties which have the benefit of such Security in accordance with the Finance Document.

28.3.	Instructions

(a)	The Agent shall:

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(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(1)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(2)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

28.4.	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

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(c)	Without prejudice to Clause 26.7 (Copy of Transfer Certificate or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Joint Bookrunners) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

28.5.	Role of the Mandated Lead Arrangers and the Joint Bookrunners

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers and the Joint Bookrunners have no obligations of any kind to any other Party under or in connection with any Finance Document.

28.6.	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or any Mandated Lead Arranger or Joint Bookrunner as a trustee or fiduciary of any other person.

(b)	None of the Agent, any Mandated Lead Arranger or Joint Bookrunner shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.7.	Business with the Group

The Agent, the Mandated Lead Arrangers and the Joint Bookrunners may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.8.	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

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(ii)	assume that:

(1)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(2)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(1)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(2)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (1) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

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(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Mandated Lead Arrangers or the Joint Bookrunners are obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.9.	Responsibility for documentation

None of the Agent, the Mandated Lead Arrangers or the Joint Bookrunners are responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, the Joint Bookrunners, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.10.	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

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(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

28.11.	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(1)	any act, event or circumstance not reasonably within its control; or

(2)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph (b).

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(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Mandated Lead Arrangers or the Joint Bookrunners to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent, the Mandated Lead Arrangers and the Joint Bookrunners that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Mandated Lead Arrangers or the Joint Bookrunners.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

28.12.	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within 3 (three) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.10 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

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28.13.	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent.

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 28 (Role of the Agent, the Sustainability Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers) and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent) and this Clause 28 (Role of the Agent, the Sustainability Coordinator, the Joint Bookrunners and the Mandated Lead Arrangers) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.

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In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is 3 (three) calendar months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 15.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 15.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

28.14.	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

28.15.	Relationship with the Lenders

(a)

Subject to Clause 26.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

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(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than 5 (five) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under paragraphs (d) through (m) of Clause 33 (Notices and language) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of paragraphs (a) and (d)(ii) of Clause 33 (Notices and language) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.16.	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Mandated Lead Arrangers and the Joint Bookrunners that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance

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Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.17.	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.	Sharing among the Finance Parties

30.1.	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within 3 (three) Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within 3 (three) Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent

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determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2.	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 31.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3.	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4.	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

30.5.	Exceptions

(a)

This Clause 30 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

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(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.	Payment Mechanics

31.1.	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

31.2.	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than 5 (five) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

31.3.	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4.	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

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(b)

Unless paragraph (c) belowapplies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5.	Partial payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

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31.6.	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7.	Business Days

(a)

Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8.	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

31.9.	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

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(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

31.10.	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.10 (Disruption to payment systems etc.); and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

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32.	Set-Off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	Notices and language

(a)

Unless provided otherwise in this Agreement, notices to the Parties under the Finance Documents must be in writing and must be delivered in person, by letter post, or by way of electronic communication, including e-mail and shall be communicated as follows:

(i)	Notices to the Company:

Guess Europe Sagl

Attn.: Mr. Ugo Boveri and Legal Department

Strada Regina 44

6934 Bioggio

Switzerland

e-mail: ugo.boveri@ch.guess.eu; milena.rossi@ch.guess.eu; andrea.albano@ch.guess.eu; Manuela.rossitto@ch.guess.eu

(ii)	Notices to the Guarantor:

Guess? Europe, B.V

Kalverstraat 4

1012 NZ Amsterdam, The Netherlands

Attn.: Mr. Guido Burlini and Legal Department

e-mail: guido.burlini@ch.guess.eu; andrea.albano@ch.guess.eu; Manuela.rossitto@ch.guess.eu; milena.rossi@ch.guess.eu

(iii)	Notices to the Agent:

UBS Switzerland AG

Attn.: Mark Krieger

VZA2 – 1.000.0/FMXJ-KIM

P.O. Box

8098 Zurich

Switzerland

e-mail: markus.krieger@ubs.com

or, in case of changes to the above addresses, to any other address or e-mail address notified at least 5 (five) Business Days prior to the relevant notice. The Agent shall inform the other Parties promptly upon receipt of such change of address.

(b)

Notices under the Finance Documents shall be effective upon receipt by the relevant Party. Notices under the Finance Documents to or from an Obligor have to be sent via the Agent. The Agent may rely on all notices

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or other communication that it considers authentic and to be given by the person named as author.

(c)

Each Transfer Certificate, each notice of an Event of Default, each notice according to Clause 36 (Remedies and Waivers) and any other communication which shall be in writing according to mutual agreement between the Parties shall be made by letter post with an e-mail attaching the relevant information being sent in advance.

(d)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than 5 (five) Business Days’ notice.

(e)

Any such electronic communication or delivery as specified in paragraph (d) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(f)

Any such electronic communication or document as specified in paragraph (d) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(g)

Any electronic communication or document which becomes effective, in accordance with paragraph (f) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(h)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 33 (Notices).

(i)

The Parties acknowledge the existence of risks inherent to such electronic communication, including: (i) limited confidentiality: e-mails and attachments thereto or any other communication by electronic means may be susceptible without significant efforts to (systematic) interception

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by third parties and authorities; (ii) manipulation: contents and mail address of the sender of such communication and any attachments thereto may be susceptible to manipulation and unauthorised amendment by a third party or to (permanent or temporary) delays in the transmission of the respective communication; (iii) transmission failures: technical malfunctions may cause deliveries to go to recipients other than the intended addressee thereof or to be delayed or partially or entirely deleted; (iv) lack of integrity: the recipient of such message may be unable to verify in a timely fashion whether the sender thereof is authentic and whether the content thereof is not unduly manipulated; (v) data corruption by viruses: viruses, trojan horses, worms, etc. may be transmitted by electronic communications and may cause significant damage to computer systems of the recipients thereof.

(j)

Without prejudice to paragraph (b) above, none of the Parties represents or warrants that (i) any electronic communication sent by a Party or addressed to a Party will be timely received by the addressee, (ii) any electronic communication purportedly sent by a Party, its respective directors, officers and employees or agents, has actually been sent by it and (iii) any electronic communication to it will be read or processed on time.

(k)

The Agent reserves the right at any time to reject receipt of electronic communications, or make the receipt or processing thereof subject to certain conditions; in case of such rejection or the introduction of certain conditions, any relevant time period (such as notice period) shall start re-running again upon the notification of such rejection or introduction of conditions.

(l)	None of the Parties shall be responsible or liable for any damage suffered, or cost incurred, by any other Party as a result of or in connection with any electronic communication.

(m)

The Company and each Obligor for itself and acting for and on behalf of each member of the Group takes notice and agrees that the Joint Bookrunners and/or the Agent may use for the purpose of the arrangement and syndication of the Facility and the execution of further actions or documentations in connection therewith e-mail or external password secured web-based platforms, such as DebtDomain (www.debtdomain.com) to distribute information and documents to the Lenders. Such external platforms are based on servers maintained by the platform provider outside of Switzerland without appropriate data security and privacy laws and, as a result, the Joint Bookrunners and Agent is unable to guarantee data and confidentiality protection of the data stored on the servers when using the external platform in connection with the financing. The Company and each other Obligor for itself and acting for and on behalf of each member of the Group acknowledges and agrees that the Joint Bookrunners and Agent is not liable for any loss or damage caused by or in connection with the use by the Joint Bookrunners and Agent of e-mail or the external platforms and agrees to comply, to the

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extent involved, with the terms of use of such external platforms (as being available on www.debtdomain.com).

33.2.	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	Calculations and Certificates

34.1.	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2.	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3.	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

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35.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. In this case, the Parties shall negotiate in good faith a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection.

36.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37.	Amendments and Waivers

37.1.	Required consents

(a)

Subject to Clause 37.2 (All Lender matters) and Clause 37.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37 (Amendments and Waivers).

(c)	Paragraph (c) of Clause 26.10 (Pro rata interest settlement) shall apply to this Clause 37 (Amendments and Waivers).

37.2.	All Lender matters

Subject to Clause 37.4 (Changes to reference rates), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders”, “Sanctioning Authority”, “Restricted Person” and “Restricted Country” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents, other than in accordance with Clause 8 (Extension option);

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(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(f)	a change to the Borrowers or Guarantors other than in accordance with Clause 27 (Changes to the Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

Clause 2.4 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 9.1 (Illegality), Clause 9.2 (Change of control), Clause 15.7 (FATCA information), 15.8 (FATCA Deduction), Clause 21.18 (No breach of anti-bribery, anti-corruption, anti-money laundering and countering terrorism financing laws), Clause 21.23 (Use of proceeds), Clause 21.24 (Sanctions), Clause 24.12 (No restriction on dividend payments and shareholder loans), Clause 24.25 (No use of the Facility for Restricted Countries or Restricted Persons), Clause 24.26 (Compliance with anti-bribery, anti-corruption, anti-money laundering and countering terrorism financing laws), Clause 30 (Sharing among the Finance Parties), Clause 42 (Governing law and jurisdiction) or Clause 37 (Amendments and Waivers);

(i)	the nature or scope of the guarantee and indemnity granted under Clause 17 (Other Indemnities) and Clause 20 (Guarantee and Indemnity),

shall not be made without the prior consent of all the Lenders.

37.3.	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Mandated Lead Arrangers or the Joint Bookrunners (each in their capacity as such) may not be effected without the consent of the Agent, the Mandated Lead Arrangers or the Joint Bookrunners, as the case may be.

37.4.	Changes to reference rates

(a)	Subject to Clause 37.3 (Other exceptions), any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate; and

(ii)

(1)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

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(2)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(3)	implementing market conventions applicable to that Replacement Reference Rate;

(4)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(5)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(b)

An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(c)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or (b) above within 10 (ten) Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

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(d)	In this Clause 37.4 (Changes to reference rates):

Published Rate means:

(i)	the Primary Term Rate for any Quoted Tenor; or

(ii)	an RFR.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(1)	the administrator of that Published Rate; or

(2)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (2) above;

(ii)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(iii)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Published Rate.

37.5.	Excluded Commitments

If:

(a)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 3 (three) Business Days of that request being made; or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request or such a vote within 10 (ten) Business Days of that request being made,

(unless, in either case, the Company and the Agent agree to a longer time period in relation to any request),

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(i)

its Commitment shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

38.	Confidential Information

38.1.	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2.	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information and instructed to keep such Confidential Information confidential, except that there shall be no such requirement to so inform and instruct if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) (in accordance with the terms and conditions of this Agreement) all or

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any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent (in accordance with the terms and conditions of this Agreement), and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors (in accordance with the terms and conditions of this Agreement) and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of 28.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.9 (Security over Lenders’ Rights);

(viii)	who is a Party; or

(ix)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(1)

in relation to paragraphs (b)(i), (b)(ii) and (b) (iii) above, the person to whom the Confidential Information is to be given has declared to be bound by this Clause 38 (Confidential Information) except that there shall be no requirement for such declaration if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(2)

in relation to paragraph (b)(iv) and (b)(vii) above, the person to whom the Confidential Information is to be given has declared to be bound by this Clause 38 (Confidential Information) or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed

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that some or all of such Confidential Information may be price-sensitive information;

(3)

in relation to paragraphs (b)(v) and (b)(vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has declared to be bound by this Clause 38 (Confidential Information); and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

38.3.	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	paragraph (a) of Clause 42 (Governing law and jurisdiction);

(vi)	the names of the Agent, the Mandated Lead Arrangers and the Joint Bookrunners;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facility (and any tranches);

(ix)	amount of Total Commitments;

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(x)	currencies of the Facility;

(xi)	type of Facility;

(xii)	ranking of Facility;

(xiii)	Final Maturity Date for the Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

38.4.	Waiver of banking secrecy

The Company and each Obligor hereby fully releases each Finance Party and its Affiliates and each Finance Party hereby fully releases each other Finance Part and its Affiliates for all purposes of the Finance Documents and all arrangements and agreements related to the transaction contemplated by the Finance Documents, from any applicable statutory banking secrecy (including the Swiss banking secrecy according to article 47 of the Swiss Federal Banking Act) and any other confidentiality obligation and data protection provisions, and agrees that any Finance Party may disclose (also outside its home jurisdiction) any information relating to the Finance Documents and all arrangements and agreements related to the transaction contemplated by the Finance Documents, if and to the extent disclosure of information is permitted as per this Clause 38 (Confidential Information).

38.5.	Entire agreement

This Clause 38 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

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38.6.	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) or (b)(vi) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38 (Confidential Information).

38.7.	Continuing obligations

The obligations in this Clause 38 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 (twelve) calendar months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

39.	Confidentiality of Funding Rates

39.1.	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the relevant Borrower pursuant to Clause 11.6 (Notifications); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has declared to be bound by this Clause 39 (Confidentiality of Funding Rates).

(c)	The Agent and each Obligor may disclose any Funding Rate to:

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(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

39.2.	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 39.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 39 (Confidentiality of Funding Rates).

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39.3.	No Event of Default

No Event of Default will occur under Clause 25.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 39 (Confidentiality of Funding Rates).

40.	Bail-In

40.1.	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

40.2.	Bail-in definitions

In this Clause 40 (Bail-In):

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

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(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a

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right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

41.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42.	Governing law and jurisdiction

(a)	This Agreement shall in all respects be governed by and construed in accordance with the substantive laws of Switzerland (to the exclusion of conflict of law rules).

(b)

Each Party submits to the exclusive jurisdiction of the Courts of the Canton of Zurich, Switzerland, venue being Zurich 1, with the right to appeal to the Swiss Federal Court (Schweizerisches Bundesgericht) in Lausanne as provided by law, whose judgment shall be final, for all purposes relating to this Agreement. The Agent and each other Finance Party reserves the right to bring an action against any Obligor at its place of domicile or before any other competent courts.

(c)	Place of performance (Erfüllungsort) under this Agreement and any other Finance Document shall be Zurich, Canton of Zurich.

(d)

With respect to the enforcement of any obligations of any Obligor under this Agreement and if there is no ordinary place of foreclosure (Betreibungsort) in Switzerland in relation to such Obligor pursuant to the the Swiss Debt Collection and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs) dated 11 April 1889 (DEBA), the place of foreclosure (Betreibungsort) shall be Zurich, which shall operate as a special domicile (Spezialdomizil) of such Obligor pursuant to article 50 para 2 DEBA.

(e)	The Guarantor designates the Company as its representative for the service of judicial documents pursuant to article 140 of the Swiss Civil Procedure Code.

(f)

If any Dutch Obligor is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

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[Signature pages follow]

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This Agreement has been executed by the Parties on the date mentioned on the cover page of this Agreement.

Guess Europe Sagl, in its capacity as Company and Original Borrower

/s/ Ugo Boveri
By: Ugo Boveri
Function: Director with sole signatory power

Guess? Europe, B.V., in its capacity as Guarantor

/s/ Guido Burlini
By: Guido Burlini
Function: Authorised signatory

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UBS Switzerland AG, in its capacity as Mandated Lead Arranger, Joint Bookrunner, Agent, Sustainability Coordinator and Original Lender

/s/ Anja Manella		/s/ Bixio Giulieri
By:	Anja Manella	By:	Bixio Giulieri
Function: Executive Director		Function: Director

Credit Suisse (Switzerland) Ltd., in its capacity as Mandated Lead Arranger, Joint Bookrunner and Original Lender

/s/ Sandro Territo	/s/ Barbara Giovani
By: Sandro Territo	By: Barbara Giovani
Function: Vice President	Function: Director

Bank of America, N.A., London Branch, in its capacity Original Lender

/s/ Joanne Hilliard
By: Joanne Hilliard	By:
Function: Director	Function

Bank CIC (Switzerland) AG, in its capacity as Original Lender

/s/ Andreas Dill	/s/ Roland Burckhardt
By: Andreas Dill	By: Roland Burckhardt
Function: Managing Director	Function: Member of the Management

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Banca dello Stato del Cantone Ticino, in its capacity as Original Lender

/s/ M. Berini	/s/ M. Penzavalli
By: M. Berini	By: M. Penzavalli
Function: Procuratore	Function: Condirettore

Corner Banca SA, in its capacity as Original Lender

/s/ Riccardo Dericci	/s/ Oliver Pasotto
By: Riccardo Dericci	By: Oliver Pasotto
Function: Managing Director	Function: Director

Graubündner Kantonalbank, in its capacity as Original Lender

/s/ Gian Reto Josty	/s/ Sandro Ferrari
By: Gian Reto Josty	By: Sandro Ferrari
Function: Mitglied der Direktion	Function: Mitglied des Kaders

Banque Cantonale de Genève, in its capacity as Original Lender

/s/ Grégoire Borlat	/s/ Adrien Papilloud
By: Grégoire Borlat	By: Adrien Papilloud
Function: Vice President	Function: Authorized Rep.

UniCredit S.p.A., in its capacity as Original Lender

/s/ Gaspare Vinci
By: Gaspare Vinci	By:
Function: Area Manager, Toscana Nord	Function

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Schedule 1: Original Lenders and Commitments

Name	Commitments	Quote
Credit Suisse (Switzerland) Ltd.	EUR 70,000,000	28.0%
UBS Switzerland AG	EUR 70,000,000	28.0%
Bank of America, N.A., London Branch	EUR 35,000,000	14.0%
Bank CIC (Switzerland) AG	EUR 20,000,000	8.0%
Corner Banca SA	EUR 15,000,000	6.0%
Banca dello Stato del Cantone Ticino	EUR 15,000,000	6.0%
Graubündner Kantonalbank	EUR 10,000,000	4.0%
Banque Cantonale de Genève	EUR 9,000,000	3.6%
UniCredit S.p.A.	EUR 6,000,000	2.4%

Total	EUR 250,000,000	100.0%

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Schedule 11: KPI Targets

	2021	2022	2023	2024	2025	2026	2027
KPI 1: Yearly Greenhouse Gas Emissions in MTC02e of the Group
Baseline Value	33,514	39,358
	(FY 19: 40,785)
KPI 1 Target			<37,930	<34,667	<32,628	<28,550	<26,510
% change relative to baseline FY 19			-7%	-15%	-20%	-30%	-35%

KPI 2:

Share (expressed as a percentage of the overall net weight of polyester used in products sold by the Group) of recycled or biobased polyester of global apparel (as certified by GRS, RCS, or other corresponding initiative)

Baseline Value	4.5%	5.75%
KPI 2 Target			>7.00%	>15.00%	>25.00%	>35.00%	>40.00%

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KPI 3: Share of Guess Eco (expressed as a percentage of the overall Mainline goods received in logistic distribution centers of the Group)
Baseline Value	16.60%	20.00%
KPI 3 Target			>25.00%	>30.00%	>35.00%	>40.00%	>45.00%

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Schedule 15: Reference Rate Terms

Part	I:	Dollars

Currency:	Dollars.

Cost of funds as a fallback

Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Baseline CAS:	Interest Period Applicable Adjustment Spread < 1 Month 0.11448% > 1 < 3 Months 0.26161% > 3 < 6 Months 0.42826%

Break Costs:	None,but work fee in accordance with Clause 14.6 (Work fee)

Business Day Conventions (definition of “Month” and Clause 12.2 (Non-Business Days):

(a)   If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

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(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:

(a)   The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)   if that target is not a single figure, the arithmetic mean of:

(i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)  the lower bound of that target range.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR was available, excluding the days with the highest (and, if there is more than one highest spread, only one of those highest spreads) and lowest spreads (or, if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate.

Central Bank Rate Spread:	In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of (a) the RFR for that RFR Banking Day and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:

The “Daily Rate” for any RFR Banking Day is:

(a)   the RFR for that RFR Banking Day; or

(b)   if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day ; and

(ii)  the applicable Central Bank Rate Adjustment; or

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(c)   if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than 5 (five) RFR Banking Days before that RFR Banking Day; and

(ii)  the applicable Central Bank Rate Adjustment,

rounded, in either case, to five decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period:	5 (five) RFR Banking Days.

Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Baseline CAS (if any).

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:

Any day other than:

(a)   a Saturday or Sunday; and

(b)   a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

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Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 13.3 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 13.4 (Cost of funds)	Close of business on the date falling 2 (two) Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling 2 (two) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

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Part II: EURO -Term Rate Loans

CURRENCY AND CATEGORY OF LOAN/UNPAID SUM/ACCRUAL: Euro—Term Rate Loans and, prior to the Rate Switch Date for Euro, accrual of commission or fees.

Rate Switch Currency Euro is not a Rate Switch Currency.

Cost of funds as a fallback Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	A TARGET Day.

Alternative Term Rate:	None specified.

Alternative Term Rate Adjustment:	None specified.

Break Costs:

The amount (if any) by which:

(a)   the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)   the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of “Month” and Clause 10.3 (Non Business Days)):

(a)   If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on

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the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Market Disruption Rate:	The Term Reference Rate.

Primary Term Rate:	The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen.
Quotation Day:	Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).
Quotation Time:	Quotation Day 11:00 a.m. (Brussels time).
Relevant Market:	The European interbank market.
Reporting Day:	The Quotation Day.

Reporting Times

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Deadline for Lenders to report market disruption in accordance with Clause 13.3 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 13.4 (Cost of funds)	Close of business on the date falling 2 (two) Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling 2 (two) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).